UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE AGE OF 1934 (AMENDMENT NO. )

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|X|   Preliminary proxy statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
|_|   Definitive proxy statement.
|_|   Definitive additional materials.
|_|   Soliciting material pursuant to Section 240.14a-12

                              ARGONAUT GROUP, INC.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11/

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      6.    Amount Previously Paid:

      7.    Form, Schedule or Registration Statement No.:

      8.    Filing Party:

      9.    Date Filed:

                                [LOGO] Argonaut
                                            GROUP INC

                         10101 Reunion Place, Suite 500
                            San Antonio, Texas 78216

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 11, 2004

The annual meeting of stockholders (the "Annual Meeting") of Argonaut Group, Inc. ("Argonaut Group" or the "Company") will be held on Tuesday, May 11, 2004 at 10:30 a.m. at Hotel Valencia Riverwalk San Antonio, 150 East Houston Street, San Antonio, Texas 78205.

The Annual Meeting is called for the following purposes:

1. To elect directors;

2. To vote on a proposal to increase the amount of authorized shares of Common Stock of the Company from 35,000,000 to 70,000,000;

3. To vote on a proposal to replace the Company's existing Employee Stock Investment Plan with the proposed Employee Stock Purchase Plan ("Employee Stock Purchase Plan");

4. To vote on a proposal to amend the Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") to (a) prohibit any reduction in the exercise price of an option without stockholder approval (except in connection with a change in the Company's capitalization); (b) increase the number of shares of the Company's Common Stock available for issuance under the Stock Incentive Plan by 1,750,000 shares of which a maximum of 750,000 will be available for restricted stock awards; (c) provide that no employee may be granted, in any calendar year, awards covering more than 300,000 shares, except that, in connection with his or her initial employment with the Company, an employee may be granted awards covering up to an additional 300,000 shares; (d) provide that in no case will the exercise price of a non-qualified stock option be less than 100% of the fair market value on the grant date; (d) reduce the maximum duration of grants made after the date of the amendment from 10 years to 7 years; and (e) extend the expiration date of the plan from February 4, 2012 to March 26, 2014;

5. To vote on a proposal to amend the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") to: (a) increase the number of shares of Common Stock underlying an option grant from 3,000 to 5,000 shares per grant; (b) to reduce duration of grants made after the date of the amendment from 10 years to 7 years; and (c) to increase the total number of shares of Company Common Stock issuable under the Non-Employee Director Plan from 150,000 to 250,000; and

6. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The Board of Directors of the Company (the "Board" or "Board of Directors") has fixed the close of business on April 5, 2004 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting. A list of such stockholders will be open to examination by any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting during ordinary business hours at the Argonaut Group, Inc., Corporate Offices, 10101 Reunion Place, Suite 500, San Antonio, Texas 78216.

      The vote of each stockholder is important. I urge you to sign, date and return the enclosed proxy card as promptly as possible. In this way, you can be sure your shares will be voted at the Annual Meeting.

                                  By Order of the Board of Directors


                                  Byron L. LeFlore, Jr.
                                  Secretary

April 9, 2004

REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

            ARGONAUT GROUP, INC. 2004 ANNUAL MEETING OF STOCKHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                                TABLE OF CONTENTS

PROXY STATEMENT AND VOTING SECURITIES                                                                      1
CORPORATE GOVERNANCE
         Board Independence                                                                                2
         Code of Business Ethics                                                                           2
         Committees and Meetings of the Board of Directors                                                 2
         Process for Nominating Directors                                                                  3
         Compensation of Directors                                                                         4
         Stockholders Communication with Board Members                                                     4
         Indemnification                                                                                   4
BENEFICIAL OWNERSHIP
         Security Ownership of Principal Stockholders and Management                                       5
         Section 16(a) Beneficial Ownership Reporting Compliance                                           7
PROPOSALS TO BE VOTED ON
         Proposal 1 - Election of Directors                                                                7
                  Business Experience of Nominees                                                          7
         Proposal 2 - Increase in the Number of Authorized Shares                                          8
         Proposal 3 - Approval of Employee Stock Purchase Plan                                            10
                  Summary Description of Plan                                                             10
         Proposal 4 - Amendments to Stock Incentive Plan                                                  14
                  Summary Description of Plan                                                             15
         Proposal 5 - Amendments to Non-Employee Director Stock Option Plan                               17
                  Summary Description of Plan                                                             18
EXECUTIVE OFFICERS
         Business Experience of Executive Officers                                                        19
         Compensation of Executive Officers                                                               20
         Option Grants                                                                                    21
         Option Exercises and Year-End Values                                                             22
         Employment Contracts, Termination of Employment Arrangements and Changes in Control
         Agreements                                                                                       22
         Stock Incentive Plan                                                                             22
         Pension Plan                                                                                     23
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                                                   24
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION                                               26
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS                                                   26
RELATIONSHIP WITH PUBLIC ACCOUNTANTS                                                                      27
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS                                                      28
PERFORMANCE GRAPH                                                                                         29
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN                                                           29
FORM 10-K AVAILABILITY                                                                                    29
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING                                                         30
OTHER MATTERS                                                                                             30
APPENDIX A - AUDIT COMMITTEE CHARTER
APPENDIX B - COMPENSATION COMMITTEE CHARTER
APPENDIX C - NOMINATING COMMITTEE CHARTER
APPENDIX D - EMPLOYEE STOCK PURCHASE PLAN
APPENDIX E - STOCK INCENTIVE PLAN
APPENDIX F - NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                [LOGO] Argonaut
                                            GROUP INC

                               Corporate Offices:
                         10101 Reunion Place, Suite 500
                            San Antonio, Texas 78216

                                 PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation by Argonaut Group, Inc. ("Argonaut Group" or the "Company") of the enclosed proxy to vote shares of the Company's common stock (the "Common Stock") or Series A Mandatory Convertible Preferred Stock ("Preferred Stock") at the annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, May 11, 2004, at 10:30 a.m. at Hotel Valencia Riverwalk San Antonio, 150 East Houston Street, San Antonio, Texas 78205 and at any postponements or adjournments thereof. Matters to be voted upon at the meeting include the election of directors, the approval of an increase in authorized shares of Common Stock, the adoption of the Company's Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), the amendment of the Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan"), and the amendment of the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), as well as such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      Shares represented by duly executed proxies in the accompanying form received before the Annual Meeting will be voted at the Annual Meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote in person. If a stockholder specifies a choice on any matter to be acted upon by means of the ballot provided in the accompanying proxy, the shares will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted in favor of election of directors, the approval of an increase in authorized shares of Common Stock, the amendment of the Non-Employee Director Plan, the adoption of the Employee Stock Purchase Plan, and the amendment of the Stock Incentive Plan.

      The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by directors, officers and regular employees of the Company and its subsidiaries. The Company has retained the services of W.
F. Doring & Co. to aid in the solicitation of proxies. Fees and expenses to be incurred by the Company in this connection are estimated not to exceed $20,000. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation materials. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about April 9, 2004.

                                VOTING SECURITIES

Securities Outstanding

      April 5, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On that date, there were 27,596,825 shares of the Common Stock and 2,953,310 shares of Preferred Stock issued, outstanding and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders.

                              CORPORATE GOVERNANCE

Board Independence

      The Board has determined that each of the current directors standing for re-election, except the Chief Executive Officer of the Company and Fayez Sarofim, are "independent" in accordance with the applicable corporate governance listing standards of the National Association of Securities Dealers, Inc. ("Nasdaq") as currently in effect, and that the two new nominees are "independent" in accordance with the same standards. See "Certain Relations and Related Party Transactions" for a discussion of Mr. Sarofim's relationship to the Company.

Code of Business Ethics

      We have adopted a code of business ethics and conduct applicable to our Board and officers and employees, including our principal executive officer and our principal financial officer. A copy of our code of business ethics and conduct is available through our web site at www.argonautgroup.com. In addition, copies of our code of business ethics and conduct can be obtained, free of charge, upon written request to Investor Relations, 10101 Reunion Place, Suite 500, San Antonio, Texas 78216. Any amendments to or waivers of our code of business ethics and conduct that apply to our Board or our Executive Officers will be disclosed on our web site. The reference to our web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Committees and Meetings of the Board of Directors

      During 2003, the standing Committees of the Board of Directors were the Executive Committee, the Audit Committee, the Nominating Committee, the Investment Committee and the Compensation Committee. While the Company does not have a policy requiring directors to attend the annual meeting of stockholders, a meeting of the Board of Directors is customarily held on the same day as the annual meeting of stockholders and the Company encourages directors to attend the stockholder meeting. All of the directors attended the 2003 annual meeting of stockholders.

      Between January 1, 2003 and December 31, 2003 the Board of Directors met 10 times, the Executive Committee did not meet, the Audit Committee met 10 times, the Nominating Committee met 2 times, the Compensation Committee met 5 times and the Investment Committee met 4 times. During that time, all directors, except Mr. Sarofim, attended 75 percent or more of the meetings of the Board of Directors and Committees of the Board on which they serve.

Executive Committee

      The Executive Committee consists of Messrs. Woods, Jerome and Watson. Except for certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company.

Audit Committee

      The Audit Committee consists of Ms. Nelson and Messrs. De Leon, Jerome, Maresh and Power, each of whom is "independent" under the Nasdaq listing standards applicable to audit committee members. Mr. Maresh was appointed to the Audit Committee effective December 31, 2003. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and financial reporting processes of the Company. The Audit Committee is primarily responsible for, among other things, (a) the appointment, replacement, compensation and oversight of independent auditors,
(b) reviewing all recommendations of the auditors with respect to accounting methods and internal controls of the Company, (c) reviewing and approving in advance audit and non-audit services and reviewing the scope of the audits conducted by the auditors, and (d) overseeing the Company's internal audit procedures. The Audit Committee's role includes discussing with management and the independent accountants the Company's processes to manage business and financial risk, and processes for compliance with significant applicable legal and regulatory requirements. The Board of Directors has adopted a written charter that specifies the scope of the Audit Committee's responsibilities, a copy of which has been included as Appendix A to this proxy statement.

Audit Committee Financial Experts

      Both Jerrold V. Jerome and Frank W. Maresh are qualified as "audit committee financial experts" within the meaning of SEC regulations and the Board has determined that they have appropriate experience and backgrounds to meet Nasdaq's financial sophistication standard.

Investment Committee

      The Investment Committee consists of Messrs. Woods, Jerome and Watson. The Investment Committee sets the Company's investment policy. All investment transactions are ratified by the full Board of Directors.

Compensation Committee

      The Compensation Committee consists of Messrs. De Leon, Power, Roberts and Woods, each of whom is "independent" in accordance with the applicable corporate governance listing standards of Nasdaq as currently in effect. The Compensation Committee determines, approves and reports to the Board of Directors on the annual compensation of the executive officers. The full Board of Directors approves all actions related to the Company's Amended and Restated Stock Incentive Plan. The Board of Directors has adopted a written charter that specifies the scope of the Compensation Committee's responsibilities, a copy of which has been included as Appendix B to this proxy statement.

Nominating Committee

      The Nominating Committee consists of Messrs. Jerome, Roberts and Woods, each of whom is "independent" in accordance with the applicable corporate governance listing standards of Nasdaq as currently in effect. The purpose of the Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors. The Board of Directors has adopted a written charter for the Nominating Committee that specifies the scope of the Nominating Committee's responsibilities, a copy of which is attached hereto as Appendix C to this proxy statement and is available on the Company's web site at www.argonautgroup.com. The reference to our web site does not incorporate by reference the information contained in the web site and such information should not be considered a part of this proxy statement.

Process for Nominating Directors

      The Nominating Committee identifies director nominees from various sources such as officers, directors, and stockholders and in 2003 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Nominating Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. The Nominating Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee's: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; and (vi) ability to devote necessary time to meet director responsibilities. Where appropriate, the Nominating Committee will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, the affairs and business of the Company.

      Stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Company. To make a director nomination at the 2005 annual meeting, a stockholder must follow the same procedures required for submitting a stockholder proposal. See "Stockholder Proposals at the Next Annual Meeting of Stockholders" below. Notices should be sent to Byron L. LeFlore, Jr., Secretary, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, Texas 78216. The notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the number and class of all shares of each class of capital stock of the Company beneficially owned by the person or persons to be nominated; (c) a representation that the nominating stockholder is a stockholder of record of the company's stock entitled to vote at such meeting, including setting forth the number and class of all shares of each class of capital stock of the Company beneficially owned by the nominating stockholder, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the annual meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. If you are interested in recommending a director candidate, you may request a copy of the Company's Bylaws by writing the Company Secretary at the address set forth on the front page of this proxy statement.

Compensation of Directors

      Directors who are not employees of the Company or its subsidiaries receive a retainer of $30,000 per year paid quarterly. In addition, the Chairman of the Executive Committee receives a retainer of $20,000 per year paid quarterly and the Chairpersons of the Audit and Compensation Committees each receive a retainer of $30,000 per year paid quarterly. Other non-employee members of the Executive and Compensation Committees receive a retainer of $8,000 per year paid quarterly and non-employee members of the Audit Committee receive a retainer of $15,000 per year paid quarterly. All non-employee directors receive an additional $1,500 for attendance at each meeting of the Board of Directors.

      During 2003, the Board of Directors approved and the Company made a one time payment of $25,000 to the Chairman of the Board of Directors, Gary V. Woods, for extraordinary service to the Board during the first two quarters of 2003. In addition, each non-employee member of the Audit Committee received $1,500 for attendance at each meeting of that committee occurring on or between January 1, 2003 and May 14, 2003.

      Currently the Non-Employee Director Plan provides that immediately after each annual meeting of stockholders of the Company, each non-employee director who is in office at such time shall be granted an option to purchase 3,000 shares of Common Stock. In addition, each non-employee director that becomes a member of the board will be granted an option to purchase 3,000 shares upon election or appointment (other than a director who first becomes a board member by stockholder vote at an annual meeting). Subject to stockholder approval, the Board has amended the Non-Employee Director Plan to increase the number of shares of Common Stock underlying an option grant from 3,000 to 5,000 per grant. (Proposal No. 5)

Stockholders Communication with Board Members

      The Company has a process for stockholders to communicate with the Board of Directors, a specific director or the non-management or independent directors as a group. Stockholders may send written communications c/o Argonaut Group, Inc., Attn: Secretary, 10101 Reunion Place, Suite 500, San Antonio, Texas 78216 (fax: 210-344-5852). The Secretary will review the communication and forward such communication to the full Board of Directors, to any individual director or directors to whom the communication is directed, or to the director or directors the Secretary believes to be most appropriate.

Indemnification

      Under its Certificate of Incorporation, Argonaut Group is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against Argonaut Group to enforce such indemnification rights. Argonaut Group's Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to Argonaut Group or its stockholders for monetary damages for breach of fiduciary duty as a director. However, the Certificate of Incorporation does not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

                              BENEFICIAL OWNERSHIP

Security Ownership of Principal Stockholders and Management

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including Preferred Stock entitled to vote on an as-if-converted basis) as of April 5, 2004 of each person known to the Company to beneficially own more than 5 percent of the Common Stock (including Preferred Stock entitled to vote on an as-if-converted basis).

                                                                           ------------------------------
                                                                                     Common Stock
                                                                           ------------------------------
                                                                             Number of
                                                                              Shares
         -------------------------------------------------------------     Beneficially        Percent of
                      Name and Address of Beneficial Owner                   Owned (1)          Class (1)
         ------------------------------------------------------------------------------------------------
         Singleton Group LLC                                                 4,663,056(2)          15.3%
             335 Maple Drive, Suite 177
             Beverly Hills, CA 90210

         HCC Insurance Holdings, Inc.
             13403 Northwest Freeway
             Houston, TX 77040-6094                                          3,158,184(3)          10.3%

         Royce & Associates, LLC
             1414 Avenue of the Americas
             New York, NY 10019                                              2,175,300              7.1%

----------

(1) The information in this table is based on information supplied by principal stockholders of Argonaut Group and on Schedules 13D, 13F-HR or 13G or Form 4s filed with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including under stock options that were exercisable on April 5, 2004 or that become exercisable within 60 days after April 5, 2004. Also, the percentages calculated above are based upon issued and outstanding shares on an as-if-converted basis as of April 5, 2004. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The Singleton Group LLC (the "LLC"), a limited liability company formed under the laws of Delaware, is engaged in investing and holding domestic and foreign equity securities, government securities and related instruments. The LLC and William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting power with respect to 4,663,056 shares of Common Stock.

(3) HCC Insurance Holdings, Inc. ("HCC") is an international insurance holding company. HCC is the beneficial owner of 2,453,310 shares of Preferred Stock and 704,874 shares of Common Stock. The Preferred Stock is convertible on a 1-for-1 basis into the Common Stock. The Preferred Stock votes on an as-if-converted basis. If not previously converted, the Preferred Stock will mandatorily convert on the 10th anniversary of its issuance. The Preferred Stock beneficially owned by HCC is owned by the following direct or indirect wholly-owned subsidiaries of HCC: 1,166,667 shares, Houston Casualty Company; 416,667 shares, U.S. Specialty Insurance Company; 286,643 shares, HCC Life Insurance Company; and, 583,333 shares, Avemco Insurance Company. The Common Stock beneficially owned by HCC is owned by HCC Strategic Investments, LLC.

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 5, 2004 of (i) each director or director nominee of the Company; (ii) each executive officer of the Company; and (iii) all directors, director nominees and executive officers of the Company as a group:

                                                           ------------------------------------

                  ---------------------------------------     Number of Shares      Percent of
                        Name of Beneficial Owner           Beneficially Owned (1)    Class (1)
                  -----------------------------------------------------------------------------
                  Gary V. Woods                                   13,000 (2)            *
                  Hector De Leon                                   6,000 (2)            *
                  Allan W. Fulkerson                                  --                *
                  Jerrold V. Jerome                               44,094 (2)            *
                  Frank W. Maresh                                     --                *
                  Judith R. Nelson                                13,000 (2)            *
                  John R. Power, Jr.                              12,000 (2)            *
                  George A. Roberts                              253,065 (2)            *
                  Fayez S. Sarofim                             1,086,125 (2)(3)       3.6%
                  Mark E. Watson III                             341,700 (2)          1.1%

                  Barbara C. Bufkin                               16,303 (2)            *
                  Mark W. Haushill                                36,715 (2)            *
                  Byron L. LeFlore, Jr.                           22,993 (2)            *
                  Charles W. Weaver                               13,066 (2)            *
                  All directors, director nominees
                  and executive officers as a group
                  (15 persons)                                 1,858,061              6.1%

                  *     Less than 1 percent of the outstanding Common Stock

----------

(1) The information in this table is based on information supplied by directors, director nominees and executive officers of the Company on Form 3, 4 or 5 and on any Schedule 13G filed with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days, including under stock options that were exercisable on April 5, 2004 or that become exercisable within 60 days after April 5, 2004. Also, the percentages calculated above are based upon issued and outstanding shares as of April 5, 2004 on an as-if-converted basis. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes beneficial ownership of shares of Common Stock which are issuable upon the exercise of options, as follows: Mr. Woods 12,000; Mr. De Leon 6,000; Mr. Jerome 12,000; Ms. Nelson 12,000; Mr. Power 12,000; Mr. Roberts 12,000; Mr. Sarofim 12,000; Ms. Bufkin 15,000; Mr.
         Watson 312,500; Mr. Haushill 33,750; Mr. LeFlore 20,000 and Mr. Weaver 11,250.

(3) Mr. Sarofim may be deemed to be the beneficial owner of 1,086,125 shares of Common Stock. Of those shares, Mr. Sarofim has sole voting and dispositive power with respect to 648,776 shares. Mr. Sarofim is Chairman of the Board and President, a director and owner of a majority of the outstanding capital stock of Fayez Sarofim & Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. 15,843 shares of Company stock is held in investment advisory accounts managed by Fayez Sarofim & Company for numerous clients. 409,506 shares are owned directly by Sarofim International Management Company, a wholly owned subsidiary of Fayez Sarofim & Co. for its own account.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company believes that during 2003 all reports for the Company's executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Act") were timely filed.

                                    PROPOSALS

                              ELECTION OF DIRECTORS

                                (Proposal No. 1)

      Nine nominees are to be elected at the Annual Meeting to serve for a term of one year or until the election and qualification of their successors. Duly executed proxies will be voted in favor of electing the nine nominees named below as directors of Argonaut Group unless authority to so vote is withheld. Proxies will be voted for substitute nominees in the event that any of the present nominees is unwilling or unable to serve. Argonaut Group is not presently aware of the unwillingness or inability of any nominee to serve. The nine nominees receiving the greatest number of votes cast will be elected a director.

      The table set forth below lists the name and age of each of the nominees for election as director and the positions and offices that each such person currently holds with the Company, if any.

           ----------------------------------------------------------------------------------------
                     Name                      Positions and Offices With Company               Age
           ----------------------------------------------------------------------------------------
           Gary V. Woods             Chairman of the Board (1)(3)(4)(5)                         60
           Hector De Leon            Director (2)(4)                                            57
           Allan W. Fulkerson                                                                   70
           Frank W. Maresh           Director (2)                                               65
           John R. Power, Jr.        Director (2)(4)                                            48
           George A. Roberts         Director (4)(5)                                            85
           Fayez S. Sarofim          Director                                                   78
           Mark E. Watson III        President, Chief Executive Officer and Director (1)(3)     39

----------

(1)   Member of the Executive Committee of the Board of Directors.

(2)   Member of the Audit Committee of the Board of Directors.

(3)   Member of the Investment Committee of the Board of Directors.

(4)   Member of the Compensation Committee of the Board of Directors.

(5)   Member of the Nominating Committee of the Board of Directors.

Business Experience of Nominees

      Gary V. Woods has been a director of the Company since March 2000 and Chairman of the Board of Directors since April of 2001. He has been President of McCombs Enterprises for more than the last five years. Mr. Woods currently serves on the Boards of Ilex Oncology, Inc. and the Cancer Therapy and Research Center, each based in San Antonio, Texas.

      Hector De Leon has been a director of the Company since February 2003. He is the managing partner of De Leon, Boggins & Icenogle, P.C., a law firm in Austin, Texas, which he founded in 1977. Prior to 1977, Mr. De Leon was General Counsel of the Texas State Insurance Board and previously served as a director of Titan Holdings, Inc., a publicly traded property and casualty insurance company based in San Antonio.

      Allan W. Fulkerson is the President and a Director of Century Capital Management, Inc., a registered investment advisor which specializes in the financial services industry. He was recommended by a current member of the Board of Directors. In addition, since 1976, he has served as Chairman and Trustee of Century Shares Trust, a mutual fund established in 1928 which invests primarily in financial institutions.

      Frank Maresh was appointed to the Board in December 2003. He was recommended by two current directors. Mr. Maresh is a consultant, investor and owner in numerous private enterprises. He is a Certified Public Accountant and was formerly the Vice Chairman of KPMG in the United States. Mr. Maresh sat on the Texas State Board of Public Accountancy from 1993 to 1999 where he served as both Chairman of the Board and Chairman of the Major Case Committee. In addition, Mr. Maresh is a member of the board of the McCombs School of Business at the University of Texas, a member of the board of The University of Texas Accounting Department, and a trustee of Schreiner University.

      John R. Power, Jr. has been a director of the Company since January 2000. He has been President of the Patrician Group, a private investment firm located in Lisle, Illinois for more than the last five years. Mr. Power currently serves as a board member of Case Corporation's financial subsidiary.

      George A. Roberts, a retired executive for more than five years, has been a director of the Company since 1986 and was Chairman of the Board of Directors from December 1998 to April 2000. He is currently a director of the Internet Law Library.

      Fayez S. Sarofim has been a director of the Company since 1986. He has been the Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than the last five years. He is currently a director of Kinder Morgan Inc. and Unitrin, Inc.

      Mark E. Watson III has been a director of the Company since June 1999 and the Company's President and Chief Executive Officer since January 2000. Mr. Watson joined the Company as Vice President in September 1999. He served from 1992 to 1998 as a director and Executive Vice President, General Counsel and Secretary of Titan Holdings, Inc., a property and casualty insurance company.

Required Vote

      Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors will be elected by a plurality of the votes of the shares of each series of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the Annual Meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted for purposes of determining whether there is a quorum for taking stockholder action. Neither holders of Common Stock nor holders of Preferred Stock have cumulative voting rights in the election of directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR SUCH NOMINEES AS DIRECTORS.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                                (Proposal No. 2)

      The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock and has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 35,000,000 shares to 70,000,000 shares. The Board of Directors believes that it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to provide the Company with adequate flexibility to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, establishing strategic relationships with other companies, expanding the Company's business or product lines through the acquisition of other businesses or products or providing equity incentives to employees, officers, or directors. Other than reserving 2,750,000 of the newly authorized shares of Common Stock for issuance under the Company's various employee compensation and stock purchase plans, there are currently no commitments or agreements for the issuance of additional shares of Common Stock. Without an increase in the number of authorized shares of Common Stock, the Company would be unable to issue the full amount of shares of Common Stock contemplated by Proposals 3, 4 and 5.

      The increase in the authorized shares of the Company's Common Stock is not proposed by the Board of Directors in response to any known accumulation of shares or threatened takeover. The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the Company's currently outstanding Common Stock.

      Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of the Company's currently outstanding Common Stock, except for effects incidental to increasing the number of outstanding shares of the Company's Common Stock, such as dilution of the earnings per share and voting rights of current holders of Common Stock. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of the Company's outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of the stockholder's investment could be adversely affected. In addition, if the Company issued the additional shares to persons allied with the Company's management, it could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

      If the amendment is adopted, it will become effective upon filing of a certificate of amendment of the Company's Certificate of Incorporation with the Secretary of State of Delaware.

Vote Required

      Under Delaware law, the affirmative vote of a majority of the total number of shares of the Company's issued and outstanding capital stock is required to approve the amendment of the Company's Certificate of Incorporation increasing the number of the Company's authorized Common Stock. Abstentions and broker non-votes will, thus, have the same effect as a vote "against" the Proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

             APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

                                (Proposal No. 3)

      The stockholders are being asked to approve the adoption of the Argonaut Group, Inc. 2004 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), under which 500,000 shares of Common Stock will initially be reserved for issuance. The Employee Stock Purchase Plan was adopted by the Board of Directors on February 2, 2004, and will become effective on June 1, 2004, if approved by the stockholders at the Annual Meeting.

      The Employee Stock Purchase Plan is designed to allow eligible employees to purchase shares of Common Stock at quarterly intervals through accumulated periodic payroll deductions under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will serve as the successor to the Company's existing Employee Stock Investment Plan, and no further shares of the Company's Common Stock will be issued under that plan after the June 1, 2004 effective date of the Employee Stock Purchase Plan. The Board of Director believes that the Employee Stock Purchase Plan will promote the interests of Argonaut Group by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

Vote Required

      Approval of the Board of Directors' action in adopting the Employee Stock Purchase Plan requires the affirmative vote of the holders of at least a majority of the shares of the Company's issued and outstanding capital stock represented and voting at the Annual Meeting and cast on this Proposal. Abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted for purposes of determining whether there is a quorum for taking stockholder action.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

Summary Description of the Plan

      The following is a summary of the principal features of the Employee Stock Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Employee Stock Purchase Plan. The full text of the Employee Stock Purchase Plan is attached as Appendix D to this proxy statement. The Company encourages you to review it for more details on the Employee Stock Purchase Plan.

Administration

      The Employee Stock Purchase Plan will be administered by the Compensation Committee of the Board. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Employee Stock Purchase Plan.

Securities Subject to the Employee Stock Purchase Plan

      The number of shares of Common Stock initially reserved for issuance under the Employee Stock Purchase Plan will be limited to 500,000 shares. This share reserve will automatically increase over the term of the Employee Stock Purchase Plan on the first trading day of January each calendar year, beginning with calendar year 2005, by an amount equal to one percent of the total number of shares of our common stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 200,000 shares.

      The shares issuable under the Employee Stock Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

      In the event that any change is made to the outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Employee Stock Purchase Plan, (ii) the maximum number and class of securities by which the share reserve is to increase automatically each calendar year, (iii) the maximum number and class of securities purchasable per participant on any one quarterly purchase date, (iv) the maximum number and class of securities purchasable in total by all participants on any one purchase date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Employee Stock Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

      The Plan will be structured as a series of Offering Periods which will have a duration of between three and twenty-four months each. Each Offering Period will include one or more Purchase Intervals. Each individual who is not currently participating in an Offering Period and who is an eligible employee on the start date of any Offering Period may enter that Offering Period on its start date. At the time a participant joins the Offering Period, he or she will be granted a purchase right to acquire shares of the Common Stock of the Company on the last day of each Purchase Interval within that Offering Period. All payroll deductions collected from the participant for each Purchase Interval will be automatically applied to the purchase of Common Stock at the end of that Purchase Interval, subject to certain limitations.

      A new Offering Period will begin on the first business day of February, May, August and November each year. Each Offering Period will have a duration of between three and twenty-four months except, however, the initial Offering Period under the Employee Stock Purchase Plan which will begin on June 1, 2004 and will end on the last business day in July 2004. The Purchase Intervals will begin on the first business day in February, May, August and November each year and will end on the last business day of the following April, July, October and January, respectively except, however, the first Purchase Interval under the Employee Stock Purchase Plan will begin on June 1, 2004 and end on July 31, 2004.

Eligibility and Participation

      Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Employee Stock Purchase Plan) will be eligible to participate in the Employee Stock Purchase Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date. However, an eligible employee may participate in only one offering period at a time.

      As of April 5, 2004, approximately XXX employees, including 5 executive officers, were eligible to participate in the Employee Stock Purchase Plan.

Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of ten percent) of his or her base salary to be applied to the acquisition of Common Stock at quarterly intervals. Accordingly, on each quarterly purchase date (the last business day in January, April, July and October each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

Purchase Price

      The purchase price of the Common Stock acquired on each quarterly purchase date will be equal to eighty-five percent of the lower of (i) the fair market value per share of the Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the quarterly purchase date.

      The fair market value per share of the Common Stock on any particular date under the Employee Stock Purchase Plan will be deemed to be equal to the closing selling price per share on such date on Nasdaq. On April 5, 2004, the fair market value of the Common Stock determined on such basis was $________ per share.

Special Limitations

      The Employee Stock Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

      o Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

      o Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of outstanding stock or the outstanding stock of any of our affiliates.

      o No participant may purchase more than 1000 shares of Common Stock on any one purchase date.

      o The maximum number of shares of Common Stock purchasable in total by all participants on any one purchase date will be limited to 100,000 shares.

      The plan administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the Employee Stock Purchase Plan, with the new limits to be in effect for that offering period and each subsequent offering period.

Termination of Purchase Rights

      The participant may withdraw from the Employee Stock Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be applied to the purchase of shares on the next quarterly purchase date or be refunded immediately.

      The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

Stockholder Rights

      No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

      No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

      Should the Company be acquired by merger, sale of substantially all of our assets or sale of securities possessing more than fifty percent of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five percent of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable by each participant (but not the limitation on all participants in the aggregate) on any one purchase date will be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

      Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Employee Stock Purchase Plan, the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

Amendment and Termination

      The Employee Stock Purchase Plan will terminate upon the earliest to occur of (i) the last business day in January 2014, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership of the Company.

      The Board of Directors may at any time alter, suspend or discontinue the Employee Stock Purchase Plan. However, the board may not, without stockholder approval, (i) increase the number of shares issuable under the Employee Stock Purchase Plan (except as permissible adjustments in the event of changes to the Company's capitalization), (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Employee Stock Purchase Plan. The Employee Stock Purchase Plan may be amended or terminated immediately upon action by the Board of Directors, should the financial accounting rules applicable to the Employee Stock Purchase Plan on the June 1, 2004 effective date be subsequently revised so as to require the Company to recognize compensation cost in connection with the shares offered for purchase under the Employee Stock Purchase Plan.

New Plan Benefits

      No purchase rights will be granted and no shares will be issued under the Employee Stock Purchase Plan, unless the Employee Stock Purchase Plan is approved.

Federal Tax Consequences

      The Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Employee Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

      If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, in an amount equal to such excess.

      If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent of the fair market value of the shares on the participant's entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

      THE ABOVE SUMMARY OF TAX MATTERS IS GENERAL IN SCOPE AND DOES NOT APPLY TO EVERY SPECIFIC TRANSACTION WHICH MAY ARISE. MOREOVER, THE RULES OF GOVERNMENT TAXATION OF STOCK PLANS ARE COMPLEX, AND THE STATEMENT OF TAX CONSEQUENCES SET FORTH HEREIN IS NECESSARILY GENERAL.

Accounting Treatment

      Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of Common Stock under the Employee Stock Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose in the Company's financial statements the impact the purchase rights granted under the Employee Stock Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

               APPROVAL OF AMENDMENTS TO THE STOCK INCENTIVE PLAN

                                (Proposal No. 4)

      Currently, the Argonaut Group, Inc. Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") provides for the issuance of up to 4,500,000 shares of Common Stock of which 500,000 shares are available for restricted stock awards. As of April 5, 2004, stock option grants covering 2,840,070 shares and restricted stock awards for 330,453 shares had been issued, leaving 1,329,477 shares available for grant of which 169,547 shares are available for restricted stock awards. Subject to approval of the Company's stockholders, the Board of Directors has approved the following changes to the plan:

      (a) To prohibit any reduction in the exercise price of an option without stockholder approval (except in connection with a change in the Company's capitalization);

      (b) To increase the total number of shares of Common Stock that can be issued under the Stock Incentive Plan by 1,750,000, a maximum of 750,000 of which will be available for restricted stock awards;

      (c) To provide that no employee may be granted, in any calendar year, awards covering more than 300,000 shares, except that, in connection with his or her initial employment with the Company, an employee may be granted awards covering up to an additional 300,000 shares;

      (d) To provide that in no case will the exercise price of a non-qualified stock option be less than 100% of the fair market value of the underlying Common Stock on the grant date;

      (e) To reduce the maximum duration of a non-qualified stock option from ten years to seven years for grants made after the date of the amendment;

      (f) To extend the expiration date of the plan from February 4, 2012 to March 26, 2014.

      The Board of Directors believes that the availability of an adequate number of shares in a competitive Stock Incentive Plan has been and, in the future, will be an important factor in attracting and retaining the highest caliber officers and employees. Thus, in accordance with applicable stock exchange listing standards, the Board is asking the Company's stockholders to approve the amendments to the Stock Incentive Plan so that the Company will continue to be able to utilize the Stock Incentive Plan to assist it in achieving its goals of increasing profitability and stockholder value, while also receiving a federal income tax deduction for certain compensation paid under the Stock Incentive Plan under the Internal Revenue Code.

      When voting on Proposal No. 4, stockholders should bear in mind that stock options inherently provide option holders with the ability, in the event that the market price of the Common Stock is higher than or rises above the exercise price of the options, to acquire shares of Common Stock at prices that are dilutive to the equity interests and voting power of existing holders of Common Stock. In addition, if the Board of Directors determines to grant incentive stock options pursuant to the Stock Incentive Plan, the Company would generally not be entitled to a deduction for the gain inherent in such options at the time of their exercise, and there would be certain other differences in the tax treatment of the Company and option holders relative to non-qualified stock options. To date, no incentive stock options have been granted under the Stock Incentive Plan.

      The following table sets forth the number of un-cancelled stock options and restricted stock grants made under the Stock Incentive Plan through April 5, 2004 to named executive officers and to all other current employees as a group. No director who is not also an employee has received any grant under the Stock Incentive Plan.

--------------------------------------------------------------------------------------------------------------
                                                                           Total Options and     Percentage of
                                                                           Restricted Stock      Total Options
                                                                          Granted Under Plan    and Restricted
                                  Name                                          (#)(a)           Stock Granted
--------------------------------------------------------------------------------------------------------------
Mark E. Watson III                                                               720,000              29.9%
Barbara C. Bufkin                                                                 69,500               2.9%
Mark W. Haushill                                                                  86,025               3.6%
Byron L. LeFlore, Jr.                                                             68,250               2.8%
Charles W. Weaver                                                                 53,400               2.2%
        All named executive officers as a group (5 persons)                      996,925              40.2%
All current non-named-executive employees as a group (149 persons)             1,474,828              59.8%

----------
(a) Includes the grants of restrictive stock to named executives officers made in 2004 as part of the continuing plan to retain key employees: Mark E. Watson III 100,000 shares; Barbara C. Bufkin 6,250 shares; Mark W. Haushill 5,625 shares; Byron L. LeFlore, Jr. 6,250 shares; and Charles W. Weaver 5,000 shares.

Vote Required

      Approval of the Board of Directors' action in amending the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of the Company's issued and outstanding capital stock represented and voting at the Annual Meeting and cast on this Proposal. Abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted for purposes of determining whether there is a quorum for taking stockholder action.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE STOCK INCENTIVE PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

Summary Description of the Plan

      The following is a summary of the principal features of the Stock Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the Stock Incentive Plan. The full text of the amended and restated Stock Incentive Plan is attached as Appendix E to this proxy statement. The Company encourages you to review it for more details on the Stock Incentive Plan.

      The Stock Incentive Plan provides for the issuance of options to purchase Common Stock to executives and other key employees of the Company and its subsidiaries. The Stock Incentive Plan may be administered either by the Board of Directors or by a Committee selected by the Board of Directors consisting of two or more persons, all of whom meet the definition of "non-employee directors" under Section 16 of the Securities Exchange Act of 1934 and "outside director" under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.

      The terms and conditions of stock options granted under the Stock Incentive Plan (including exercise price and vesting) are set forth in option agreements. The Stock Incentive Plan permits the Company to offer options which are "incentive stock options" for federal income tax purposes as well as options which are not "incentive stock options" (referred to as "non-qualified" stock options). Incentive stock options must satisfy certain requirements imposed by federal income tax law, including a requirement that the exercise price of the option be no less than the fair market value on the date of grant and that the term of the option not exceed ten years from the date of grant. The Stock Incentive Plan provides that non-qualified stock options must have an exercise price that is equal to or greater than 100% of fair market value on the date of the grant and grants issued after the date the amendment is adopted must have a term equal to or less than seven years. The Stock Incentive Plan prohibits any reduction in the exercise price of an option without stockholder approval (except in connection with a change in the Company's capitalization). To date, the Company has only issued "non-qualified" stock options pursuant to the Stock Incentive Plan.

      The Stock Incentive Plan also permits the Company to offer stock appreciation rights to officers of the Company or subsidiaries of the Company. To date, no stock appreciation rights have been granted under the Stock Incentive Plan.

      Finally, the Stock Incentive Plan permits the issuance of a maximum of 1,250,000 shares of Common Stock in the form of restricted stock. The 1,250,000 shares of Common Stock issuable as restricted stock awards are counted for purposes of determining the maximum number of shares issued under the Stock Incentive Plan. Executives, key employees, and non-employees who are not directors of the Company, are eligible to receive restricted stock awards under the Stock Incentive Plan. The terms and conditions of restricted stock awards granted under the Stock Incentive Plan (including price and vesting) are set forth in restricted stock agreements. Shares issued pursuant to a restricted stock award under the Stock Incentive Plan are non-transferable until such shares are vested and earned.

      No optionee may receive grants, during any fiscal year of the Company or portion thereof, of stock options which, in the aggregate, cover more than 300,000 shares of Common Stock except that, in connection with his or her initial employment with the Company, an employee may be granted awards covering up to an additional 300,000 shares.

      Options and stock appreciation rights under the Stock Incentive Plan are non-transferable except by will or the laws of descent or distribution.

      The Board may amend or terminate the Stock Incentive Plan at any time but may not do so without stockholder approval if the amendment increases the number of shares that may be granted under the Stock Incentive Plan, lowers the exercise price for an incentive stock option, increases the term of an incentive stock option, reduces the exercise price of a stock award, or permits the granting of options, stock appreciation rights, or restricted stock awards to individuals other than those described in the Stock Incentive Plan.

Federal Income Tax Consequences

      No taxable income is recognized by the optionee at the time a stock option is granted. Generally, on the date of exercise of a "non-qualified" stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the

Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

      In the case of an incentive stock option, however, the optionee will generally not have taxable income (although the alternative minimum tax may apply, as described below) upon exercise. The optionee will be taxed only upon the sale of stock received on the incentive stock option exercise. If the optionee holds the stock for more than one year after exercise and two years after option grant, the optionee's gain will generally be capital gain, and the Company will not be entitled to a deduction for compensation paid. Any earlier sale will result at least in part in ordinary income to the employee and a deduction for the Company equal to the amount of ordinary income recognized by the employee. Depending upon a particular option holder's circumstances and the holding period of the stock after exercise of the option, there may be a favorable differential tax rate applicable to capital gains.

      Upon exercise of incentive stock options, the alternative minimum tax may apply to optionees because the excess of the fair market value of the shares received over the exercise price of an incentive stock option constitutes an item of tax preference. The alternative minimum tax may produce a higher tax than the regular income tax applicable to an optionee.

      No taxable income is recognized by the grantee, and no deduction is attributable to the Company, at the time a restricted stock award is granted. Generally, on the date the restricted shares vest, ordinary income is recognized by the grantee in an amount equal to the fair market value of the shares on the date the shares vest, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, the grantee generally recognizes the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss depending on how long the shares have been held.

      Alternatively, a grantee may elect to make an 83(b) election under Section 83 of the Internal Revenue Code with respect to a restricted stock award granted pursuant to the Stock Incentive Plan. If a grantee makes an 83(b) election with the Internal Revenue Service within 30 days from the date the restricted stock award is granted, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares on the date the restricted stock award is granted, and the Company receives a tax deduction for the same amount. If the grantee makes a timely 83(b) election, the grantee will not recognize ordinary income at the time the shares vest. Upon disposition of the shares acquired, the grantee generally recognizes the appreciation or depreciation on the shares after the date of the restricted stock award grant as either short-term or long-term capital gain or loss depending on how long the shares have been held. If the grantee forfeits unvested shares, the grantee recognizes a capital loss equal to the excess (if any) of the fair market value of the shares on the date the restricted stock award is granted over any amount the grantee receives from the Company on the forfeiture. Generally, if the grantee makes an 83(b) election and thereby recognizes ordinary income on the date the restricted stock award is granted, the grantee receives no corresponding deduction or loss for the amount of ordinary income the grantee recognized if the grantee later forfeits any unvested shares.

      THE ABOVE SUMMARY OF TAX MATTERS IS GENERAL IN SCOPE AND DOES NOT APPLY TO EVERY SPECIFIC TRANSACTION WHICH MAY ARISE. MOREOVER, THE RULES OF GOVERNMENT TAXATION OF NON-QUALIFIED, INCENTIVE STOCK OPTIONS, AND RESTRICTED STOCK ARE COMPLEX, AND THE STATEMENT OF TAX CONSEQUENCES SET FORTH HEREIN IS NECESSARILY GENERAL.

            APPROVAL OF AMENDMENTS TO THE NON-EMPLOYEE DIRECTOR PLAN

                                (Proposal No. 5)

      Currently, the Argonaut Group, Inc. Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") provides that immediately after each annual meeting of stockholders of the Company, each non-employee director who is in office at such time shall be granted an option to purchase 3,000 shares of Common Stock. In addition, each non-employee director that becomes a member of the board will be granted an option to purchase 3,000 shares upon election or appointment (other than a director who first becomes a board member by stockholder vote at an annual meeting). As of April 5, 2004, options to acquire 81,000 shares had been issued under the Non-Employee Director Plan, leaving options covering 69,000 shares remaining available for grant. The Board of Directors has amended the Non-Employee Director Plan to:

      (a) Increase the number of shares of Common Stock underlying an option grant from 3,000 to 5,000 per grant;

      (b) To reduce the duration of a grant from ten (10) years to seven (7) years for grants made after the date of the amendment; and

      (c) To increase in the total number of shares of Common Stock issuable under the Non-Employee Director Plan from 150,000 to 250,000, subject to stockholder approval.

      The purpose of the Non-Employee Director Plan is to help the Company attract and retain qualified and competent persons to serve as members of the Board of Directors by providing a means whereby these persons may acquire stock in the Company. The Board of Directors believes that the Non-Employee Director Plan will be an important factor in attracting and retaining the highest caliber directors. Consequently, the Board of Directors urges stockholders to approve the increase in the number of shares underlying an option granted under the Non-Employee Director Plan. However, in voting on Proposal No. 5, stockholders should bear in mind that stock options inherently provide option holders with the ability, in the event that the market price of the Common Stock is higher than or rises above the exercise price of the options, to acquire shares of Common Stock at prices that are dilutive to the equity interests and voting power of existing holders of Common Stock.

Vote Required

      Approval of the Board of Directors' action in amending the Non-Employee Director Plan requires the affirmative vote of the holders of at least a majority of the shares of the Company's issued and outstanding capital stock represented and voting at the Annual Meeting and cast on this Proposal. Abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted for purposes of determining whether there is a quorum for taking stockholder action.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE NON-EMPLOYEE DIRECTOR PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

Summary Description of the Plan

      The following is a summary of the principal features of the Non-Employee Director Plan. The summary, however, does not purport to be a complete description of all the provisions of the Non-Employee Director Plan. The full text of the amended and restated Non-Employee Director Plan is attached as Appendix F to this proxy statement. The Company encourages you to review it for more details on the Non-Employee Director Plan.

      The Non-Employee Director Plan provides for the issuance of options to purchase Common Stock to directors of the Company who are not employees. The Non-Employee Director Plan is administered by the Board of Directors or a Committee selected by the Board of Directors. The Company may issue up to 250,000 shares of Common Stock upon exercise of options issued under the Non-Employee Director Plan. The Non-Employee Director Plan provides for the issuance of options which are not "incentive stock options" for federal income tax purposes.

      All options granted made after the date of the amendment under the Non-Employee Director Plan will have a term of 7 years and will have an exercise price equal to the fair market value as of the date of grant. The options will vest in two ways: (1) one year after the date of grant if granted other than the annual meeting or, (2) one day prior to the next scheduled annual meeting if granted at the previous annual meeting , unless a "change of control" occurs, in which case the options will become immediately vested. In general, a "change of control" will occur if (i) more than fifty percent (50%) of the combined voting power of the Company is acquired by another person or entity (whether through merger or otherwise), (ii) more than half of the members of the board of directors are replaced by individuals who were not appointed or nominated by at least 50% of the then incumbent directors (including any person appointed or elected as a result of a proxy fight or threatened proxy fight), or (iii) the Company merges, consolidates or reorganizes or sells substantially all of its assets unless the Company's stockholders own 50% or more of the entity resulting from the transaction.

      When non-employee directors leave the Board for any reason, their unvested options will immediately terminate. Non-employee directors will have three months after they leave the board to exercise their vested options, except in cases of death or disability, where they will have one year. Options under the Non-Employee Director Plan are non-transferable except by will or the laws of descent or distribution.

      The Board may amend or terminate the Non-Employee Director Plan at any time but may not do so without stockholder approval if the amendment would increase the number of shares that may be granted under the Non-Employee Director Plan, lower the exercise price, permit the granting of options to anyone other than a non-employee director, increase the number of options to be granted to each non-employee director or increase the term of options granted.

Federal Income Tax Consequences

      No taxable income is recognized by the optionee at the time a stock option is granted. Generally, on the date of exercise of an option granted under the Non-Employee Director Plan, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

      THE ABOVE SUMMARY OF TAX MATTERS IS GENERAL IN SCOPE AND DOES NOT APPLY TO EVERY SPECIFIC TRANSACTION WHICH MAY ARISE. MOREOVER, THE RULES OF GOVERNMENT TAXATION OF OPTIONS ARE COMPLEX, AND THE STATEMENT OF TAX CONSEQUENCES SET FORTH HEREIN IS 1NECESSARILY GENERAL.

                               EXECUTIVE OFFICERS

      The following table sets forth, for each executive officer of the Company, such person's name, age and position with the Company and its principal subsidiaries. Each such executive officer serves at the pleasure of the Board of Directors.

             ---------------------------------------------------------------------------------------
                        Name                                Position                          Age
             ---------------------------------------------------------------------------------------
             Mark E. Watson III      President and Chief Executive Officer                     39
             Barbara C. Bufkin       Vice President - Corporate Business Development           48
             Mark W. Haushill        Vice President, Treasurer and Chief Financial Officer     42
             Byron L. LeFlore, Jr.   Vice President, Secretary and General Counsel             40
             Charles W. Weaver       Vice President - Corporate Claims                         62

----------

Business Experience of Executive Officers

      Mark E. Watson III has been President and Chief Executive Officer of Argonaut Group since January 2000. See "Election of Directors--Business Experience of Nominees" above for a description of Mr. Watson's business experience.

      Barbara C. Bufkin joined Argonaut Group as Vice President of Corporate Business Development in September 2002 after serving as a reinsurance consultant to the Company for a year. Preceding Ms. Bufkin's association with Argonaut, she served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiary, Facility Insurance Corporation. During her tenure at Swiss Re, Ms. Bufkin led the insurance privatization practice. Her background includes nearly 15 years in executive positions in the reinsurance intermediary field.

      Mark W. Haushill joined Argonaut Group in December 2000 and was appointed Vice President, Treasurer and Chief Financial Officer in January 2001. Prior to joining Argonaut Group, Mr. Haushill assisted in the management of the Treasury/Capital Management operations of United Services Automobile Association
(USAA) from June 1998 to December 2000. Previous to USAA, Mr. Haushill was the Vice President and Controller of Titan Holdings, Inc.

      Byron L. LeFlore, Jr. joined Argonaut Group in April 2001 and was appointed Vice President, Secretary and General Counsel in July 2001. Mr. LeFlore was a partner in the national law firm of Arter & Hadden from 1997 to 2001 where he practiced corporate law and business litigation and served as outside counsel for public and private concerns including publicly traded insurance concerns. He is a member of the State Bar of Texas and admitted to practice before state and federal courts in Texas.

      Charles W. Weaver joined Argonaut Group in February, 2002 as Vice President - Corporate Claims. Having spent over 30 years in the commercial insurance industry, Mr. Weaver has extensive experience in branch, regional and home office claims management. From 2001 to 2002 he worked at Cambridge Integrated Services Group as Senior Vice President - Claims. From 1987 to 2001 he was with Reliance Insurance Company where he was a Vice President of Claims.

Compensation of Executive Officers

      The following table sets forth the compensation paid during each of the years ended December 31, 2003, 2002 and 2001 to the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the year ended December 31, 2003 (the "named executive officers").

                                      --------------------------------------------------------------------------------------------
                                                Annual Compensation                    Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------------
                                                                             Restricted
                                                                  Other        Stock          Securities
   Name and Principal                   Salary                   Annual        Awards        Underlying      LTIP       All Other
        Position              Year     ($)(1)      Bonus ($)     Comp (2)      ($)(3)        Options (#)    Payouts   Comp ($) (4)
----------------------------------------------------------------------------------------------------------------------------------
Mark E. Watson III           2003      485,000      600,000         --              --          80,000         --         5,735
  President and Chief        2002      436,667           --         --              --         100,000         --         8,336
  Executive Officer          2001      394,572      100,000         --         672,400          50,000         --         3,825

Barbara C. Bufkin            2003      195,000      157,780         --          32,420          20,000         --         4,284
  Vice President - Corp      2002       58,731           --         --          17,420          40,000         --            --
  Bus Dev                    2001           --           --         --              --              --         --            --

Mark W. Haushill             2003      185,000      172,101         --          30,799          20,000         --         6,085
  Vice President,            2002      165,000           --         --              --          20,000         --         4,831
  Treasurer and CFO          2001      154,689       65,000         --          58,835          10,000         --         3,375

Byron L. LeFlore, Jr         2003      201,250      151,630         --          32,420          10,000         --           132
  Vice President, Sec.,      2002      180,000           --         --              --          30,000         --           216
  & General Counsel          2001      106,368       75,000         --              --          20,000         --            --

Charles W. Weaver            2003      188,760       47,101         --          30,799          25,000         --         7,785
  Vice President - Corp      2002      165,468           --         --          29,250          20,000         --         4,261
  Claims                     2001           --           --         --              --              --         --            --

----------

(1) Amounts include cash compensation earned by the named executive officers, including amounts deferred under the Company's 401(k) Retirement Savings Plan.

(2) Excludes perquisites unless the aggregate amount exceeds the lesser of $50,000 or 10% of the total salary and bonus.

(3) Restricted stock grants were awarded in February 2004 for 2003 performance, subject to the Stock Incentive Plan. Restricted stock was awarded as follows: Ms. Bufkin 2,000 shares; Mr. Haushill 1,900 shares; Mr. Leflore 2,000 shares and Mr. Weaver 1,900 shares. The shares vest in three equal annual installments beginning on the first anniversary of the date of the grant. The closing price for the Company Stock on the date of grant was $16.21.

(4)   Amounts shown in the Other Compensation column are as follows:

                                            ----------------------------------------------------
                                            401(k) Plan     Imputed Value of      Stock Purchase
                                                Match           Term Life              Match
                                            ----------------------------------------------------
         Mark E. Watson III                     3,425               810                1,500
         Barbara C. Bufkin                      3,504               780                   --
         Mark. W. Haushill                      4,163               490                1,432
         Byron L. LeFlore, Jr.                     --               132                   --
         Charles W. Weaver                      4,247             2,597                  941

----------

Option Grants

      The following table sets forth certain information with respect to individual grants of stock options to the named executive officers during the year ended December 31, 2003.

                                   Option Grants in Last Fiscal Year
                            -----------------------------------------------------------------------------------
                             Number of
                            Securities         Percent of
                            Underlying        Total Options        Exercise
                              Options          Granted to          or Base                          Grant Date
--------------------------    Granted           Employees           Price          Expiration         Present
       Name                   (#) (1)        in Fiscal Year     ($/Share) (2)         Date         Value($) (3)
---------------------------------------------------------------------------------------------------------------
Mark E. Watson III             80,000             14.2%             13.00           8/5/2014          117,425
Barbara C. Bufkin              20,000              3.5%             12.04          5/14/2014           30,791
Mark W. Haushill               20,000              3.5%             12.04          5/14/2014           30,791
Byron L. LeFlore, Jr.          10,000              1.8%             12.04          5/14/2014           15,395
Charles W. Weaver              25,000              4.4%             12.04          5/14/2014           38,488

----------

(1) The grants were made subject to the achievement of performance goals. The goals were achieved and the options will be granted.

(2) The options granted become exercisable or vest in annual installments of 25% beginning on the first anniversary of the date of grant.

(3) The exercise price is payable in cash or by delivery of already owned shares of the Common Stock with a market value equal to the exercise price.

(4) Calculated using the Black-Scholes option pricing model with the following assumptions: expected volatility (43.49 percent, the month-end share closing prices and dividends paid for the four years ending the month prior to the respective grant date), risk-free rate of return (3.25 percent based on the U.S. Treasury Strip Rate as of the grant date at or as close to the expiration date as possible), dividend yield (0.00 percent, the total dividends paid during the twelve months prior to each grant date ($0.30 per share )).

      Use of the Black-Scholes model should not be viewed as a forecast of the future performance of the Common Stock.

Option Exercises and Year-End Values

      The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 2003 by the named executive officers and the value of unexercised options held by the named executive officers as of December 31, 2003.

                                     --------------------------------------------------------------------------------------------
                                       Shares                                                            Value of Unexercised
                                      Acquired        Value             Number of Unexercised          In-the-Money Options at
                                     on Exercise     Realized      Options at Fiscal Year-End (#)       Fiscal Year-End ($) (1)
         Name                             (#)           ($)         Exercisable     Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Mark E. Watson III                         0             0            312,500          267,500             0           203,200
Barbara C. Bufkin                          0             0             10,000           50,000             0            70,000
Mark W. Haushill                           0             0             28,750           46,250             0            70,000
Byron  L. LeFlore, Jr.                     0             0             17,500           42,500             0            35,000
Charles W. Weaver                          0             0              5,000           40,000             0            86,150

----------

(1)   Calculated using the year end per share price of $15.54.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

      The Company entered into an employment agreement with Mark E. Watson III, effective July 1, 2003 in his continuing role as President and Chief Executive Officer of the Company for a period of three years from the effective date. Under the employment agreement, Mr. Watson's is entitled to a minimum annual base salary of $500,000, which is subject to annual increases in the discretion of the Board of Directors. Also, in the discretion of the Board, Mr. Watson is entitled to an incentive bonus based upon the achievement of specific Company objectives. His compensation package includes reimbursement for travel expenses, office space, supplies and equipment, and medical and health benefits on the same terms and conditions as are made available to all employees of the Company generally.

      In the event Mr. Watson's employment is terminated by the Company without cause or as a result of the officer's disability, or if Mr. Watson chooses to terminate his employment relationship with the Company for any reason defined to constitute a "Good Reason" under his employment agreement, all unvested stock options and restricted stock options previously awarded to Mr. Watson will remain in full force and effect as if no termination had occurred, Mr. Watson would no longer be bound by the non-competition provisions in his employment agreement and would be entitled to an amount equal to three times his base salary at the time of termination. For purposes of the employment agreement, a change in Mr. Watson's duties or responsibilities that is inconsistent in any adverse respect with Mr. Watson's position, duties, responsibilities or status with the Company immediately prior to the change, a change in Mr. Watson's title of offices with the Company and a "Change of Control" of the Company each constitute a "Good Reason".

      A "Change of Control" will occur if more than thirty percent (30%) of the combined voting power of the Company is acquired by another person or entity.

Stock Incentive Plan

      The Stock Incentive Plan provides for the issuance of options to purchase Common Stock to executives and other key employees of the Company and its subsidiaries. The Stock Incentive Plan is administered by the Board of Directors or a Committee selected by the Board of Directors who meet the definition of "non-employee directors" under Section 16 of the Securities Exchange Act of 1934. Currently, the Stock Incentive Plan provides for the issuance of up to 4,500,000 shares of Company Common Stock upon the exercise of options granted under the Stock Incentive Plan. The Board of Directors has approved an increase in the total number of shares of Company Common

Stock issuable under the Stock Incentive Plan by 1,750,000, a maximum of 750,000 of which shall be available for restricted stock awards, and an extension of the expiration date of the plan from February 4, 2012 to March 26, 2014 subject to stockholder approval. For a more complete description of the Stock Incentive Plan, see the discussion above under Proposal Number 4 above.

      Pension Plan

      Employees of Argonaut Group and adopting subsidiaries are provided retirement benefits under the Argonaut Group, Inc. Retirement Plan (the "Pension Plan"), a defined benefit retirement plan. The Pension Plan benefit after 30 years of participation is equal to 40% of an individual's average total annual cash compensation over the sixty consecutive months of the highest cash compensation during the one hundred twenty months preceding termination of employment. The benefit is prorated for less than 30 years of participation in the Pension Plan.

      Benefits are payable to unmarried individuals in the form of a single life annuity unless the employee elects another form of benefit. Benefits are payable to married individuals in the form of a joint and 50% survivor annuity unless another form of benefit is elected. For retirement prior to age 65, benefits are reduced on an actuarial basis according to age. Annual Plan benefits at age 65 are illustrated as follows:

                               Pension Plan Table

                                                                   --------------------------------------------------
                                                                                     Years of Service
          -----------------------------------------------------------------------------------------------------------
                            Average Annual                                                                     30 or
                          Cash Compensation                            15             20           25           more
          -----------------------------------------------------------------------------------------------------------
          $125,000..........................................       $ 25,000       $ 33,333      $ 41,667      $50,000
          150,000...........................................         30,000         40,000        50,000       60,000
          175,000...........................................         35,000         46,667        58,333       70,000
          200,000...........................................         40,000         53,333        66,667       80,000
          225,000...........................................         45,000         60,000        75,000       90,000
          250,000...........................................         50,000         66,667        83,333      100,000
          300,000...........................................         60,000         80,000       100,000      120,000
          400,000...........................................         80,000        106,667       133,333      160,000
          450,000...........................................         90,000        120,000       150,000      180,000
          500,000...........................................        100,000        133,333       166,667      200,000
          625,000...........................................        125,000        166,667       208,333      250,000

----------

      Section 415 of the Internal Revenue Code limits the amount of benefits payable under tax-qualified retirement plans such as the Pension Plan. For calendar year 2003, the limit was $160,000. In addition, the Internal Revenue Code imposes an annual limit upon the amount of compensation which may be included in the calculation of a benefit from a tax-qualified plan. In 2003, the maximum includable compensation was $200,000. These limits are adjusted periodically for increases in the cost of living. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. The Company has adopted the Argonaut Group, Inc. Pension Equalization Plan ("Pension Equalization Plan") to restore retirement benefits which would be payable under the Pension Plan (set forth in the preceding table) but for the limits imposed by the Internal Revenue Code. An employee's benefit under the Pension Equalization Plan will be the difference between the amount calculated under the Pension Plan without limitation and the amount calculated under the Pension Plan with limitation.

      The number of years of service credited toward the determination of benefits under the Pension Plan and Pension Equalization Plan as of December 31, 2003 for Mark E. Watson III is 3.25 years, Byron L. LeFlore, Jr. is 1.6 years, Mark W. Haushill is 2 years, James M. Richter is 1.6 years, Charles W. Weaver is ..8 years, and Barbara C. Bufkin is .25 years.

      The Company has amended both the Pension Plan and the Pension Equalization Plan to provide that no benefits will accrue after February 29, 2004 and that, with respect to the Pension Plan, after February 29, 2004, no employees will become eligible to begin participation in the Pension Plan and that the plan shall be maintained only for those employees participating in the Pension Plan as of February 29, 2004.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this proxy statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Performance Graph on page 30 shall not be incorporated by reference into any such filings.

General

      The Board of Directors has established a Compensation Committee with authority to set all forms of compensation of the Company's executive officers.

Compensation Philosophy

      The Board's compensation philosophy is to reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term stockholder value. Also, to ensure that Argonaut Group is strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow the Company to attract, motivate, and retain talented executive officers who contribute to the long-term success of the Company. The compensation of the chief executive officer and other executive officers of the Company is comprised of cash compensation and long-term incentive compensation in the form of stock options and restricted shares.

Total Compensation for Executives

      For 2003, the Company's total compensation for executive officers consisted of the following components: base salary, incentive compensation, and long-term stock incentives. In setting 2003 compensation, the Compensation Committee considered the specific factors discussed below:

Base Salary

      In setting the executive officers' base salaries for 2003, the Compensation Committee considered both Company and individual performance. Base salaries are targeted to approximate the average base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive's level of responsibility, prior experience, overall knowledge, contribution to business results, executive pay for comparable positions in other companies, and executive pay within the Company.

Incentive Compensation

      In order to determine annual incentive awards for the named executive officers, the Compensation Committee has established specific goals for each named executive officer to measure both individual performance and business results. In particular, the Compensation Committee considers the performance of the Company as well as individual success in achieving specific personal goals. Targets for measuring both business results and achievement of personal goals are set at the beginning of the year by the Compensation Committee. Areas considered include achieving specific objectives such as underwriting income, net cash flow from operations, profitable new business, retention of current business, and the efficient operation of the executive officer's area of responsibility. This insures that there is a clear and consistent framework in which achievement is measured and that performance is recognized and rewarded. Under the annual incentive plan, a portion of the executive's targeted total compensation is placed "at risk" dependent upon the Company's results. The targeted incentive amounts for the named executive officers ranged from 50% to 125% of base salary. Depending upon the achievement of pre-determined performance metrics, we awarded executives between 48% and 82% of the targeted incentive amounts. Annual incentive awards are generally awarded in March of a given year for results in the preceding year. In addition to the annual incentive award program, in certain specific situations, the Compensation Committee rewards individuals for exceptional performance related to the achievement of a specific goal. Incentive awards for the 2003 year for the named executive officers are reflected in the table on page 21.

Long-Term Stock Incentives

      Long-term incentives are designed to align the interests of management and stockholders by encouraging employee ownership. Long term incentives are provided in the form of stock option grants and restricted stock grants in accordance with the Stock Incentive Plan.

      The Stock Incentive Plan is designed to provide executive officers with the incentive to maximize stockholder value by creating a direct link between executive compensation and long-term stockholder return. The Compensation Committee meets to discuss the grant of stock options and restricted shares at least annually, with each executive officer being considered for an award periodically at the sole discretion of the Compensation Committee. Each stock option grant allows the executive officer to acquire shares of the Company's common stock, subject to the completion of a four-year vesting period and continued employment with the Company. These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have a seven to ten-year term. Restricted stock grants typically vest over a three year period and typically have an additional vesting requirement measured by accident year loss ratio development. The portion of incentive stock grants made in restricted stock ranged from 0% to 50% of annual base salary. In determining the amount of stock options and restricted shares, if any, to be granted in a fiscal year, the Compensation Committee considers the same factors set forth above, as well as the amount of stock options and restricted shares previously granted.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

      Section 162(m) of the U.S. Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). While the Compensation Committee considers the impact of this rule when developing and implementing the Company's executive compensation programs, the Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While grants under the Stock Incentive Plan are intended to qualify as "performance-based," amounts paid under the Company's other compensation programs may not qualify.

Chief Executive Officer Compensation

      Consistent with the standards discussed in the Total Compensation for Executives section, in establishing Mr. Watson's base salary, incentive compensation, and in recommending long term stock incentives for 2003 the Compensation Committee considered Mr. Watson's contribution to the Company's performance, business results, and the compensation of others in the industry in comparable positions.

Base Salary

      Mr. Watson's actual annual base salary for 2003 was $485,000. On April 1, 2003, Mr. Watson's annual base salary was increased by the Compensation Committee to $500,000.

Incentive Award

      Mr. Watson received incentive compensation and other compensation for achieving specific performance goals in the amount of $600,000 for his performance during 2003.

Long-Term Incentives

      On August 5, 2003, Mr. Watson was granted a stock option award of 80,000 options, subject to the completion of a performance goal.. The goal was achieved and the stock options will be granted. Also, as discussed in the footnote to the option chart on page 15, as part of the continuing plan to retain key employees, in January,

2004 Mr. Watson was awarded a grant of 100,000 shares of restricted stock.

                             COMPENSATION COMMITTEE:
                          John R. Power, Jr., Chairman
                                 Hector De Leon
                                George A. Roberts
                                  Gary V. Woods

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following independent directors, Messrs. De Leon, Power, Roberts and Woods were members of the Compensation Committee of the Company at December 31, 2003.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The following Report of the Audit Committee concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee is comprised of five "independent" directors and will continue to have at least three members, each of whom will be "independent" under the Nasdaq listing standards applicable to audit committee members. The Committee operates under a written charter (attached as Appendix A) which has been approved and adopted by the Board of Directors and is reviewed and assessed annually by the Audit Committee.

      As set forth in more detail in its charter, the Audit Committee's purpose is to assist the Board of Directors in its oversight of the of the integrity of the Company's accounting and financial reporting processes and the audits of the Company's financial statements and to carry out any independent audit committee functions required by statute. The Audit Committee also assists the Board of Directors in its oversight of the Company's compliance with legal and regulatory requirements and of the independence, qualifications and performance of the independent audit firm and of the Company's internal audit function.

      Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young, LLP ("E&Y"), the Company's independent audit firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      In connection with performing its oversight role related to the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee has:

            o reviewed and discussed the audited consolidated financial statements with management and with representatives from E&Y;

            o discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees); and

            o received from the independent audit firm the written disclosures and the letter from E&Y regarding E&Y's independence as required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed the independence of E&Y with representatives of E&Y.

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE:
                           Judith R. Nelson, Chairman
                                 Hector De Leon
                                Jerrold V. Jerome
                                 Frank W. Maresh
                               John R. Power, Jr.

                      RELATIONSHIP WITH PUBLIC ACCOUNTANTS

      The Audit Committee has selected Ernst & Young, LLP, certified public accountants, to serve as the auditors of the Company's books and records for the coming year. A representative of E&Y is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if that representative desires to do so and will be available to respond to appropriate questions.

      The fees incurred in 2002 and 2003 for services provided by E&Y to the Company were as follows:

                                                     2002                 2003
Audit Fees (1)                                   $1,003,326           $1,309,230
Audit-Related Fees (2)                              255,271               81,800
Tax Fees (3)                                        401,135               15,317
All Other Fees (4)                                       --                  193

TOTAL                                            $1,659,732           $1,406,540

----------

(1) "Audit Fees" are the aggregate fees incurred for professional services rendered by E&Y for the audits of the Company's annual consolidated financial statements for the years ended December 31, 2003 and December 31, 2002 and the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q during 2003 and 2002. "Audit Fees" also include fees incurred for professional services related to other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the Securities and Exchange Commission.. The 2003 fees include E&Y's estimate of unbilled fees related to 2003 services.

(2) "Audit-related fees" include fees incurred for assurance and related services that are reasonably related to the performance of the audit and not included in the "audit fees" described above. These services include audits of the employee benefit plans, consultations related to reinsurance transactions, reserve valuations and real estate transactions.

(3) Tax Fees" are fees incurred in either 2002 or 2003 for E&Y tax services, which include U.S. Federal, state and local income and non-income tax planning and advice for the Company.

(4) "All Other Fees" are fees incurred in 2003 or 2002 that are not included in the above classifications.

Pre-Approval Process

      All services provided by E&Y in 2003 were, and all services to be provided by E&Y in 2004 will be, permissible under applicable laws and regulations and have been and will continue to be, pre-approved by the Audit Committee. The Audit Committee may delegate authority to subcommittees or an individual committee member to approve services by E&Y in the event there is a need for such approval prior to the next full Audit Committee meeting. A full report of any such interim approvals must be given at the next Audit Committee meeting

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Fayez Sarofim & Co.

      The Company and Fayez Sarofim & Co. ("Investment Manager") are parties to an agreement dated November 11, 1995 (the "Investment Management Agreement"), whereby the Investment Manager has agreed to make investment decisions with respect to and otherwise manage certain funds deposited by the Company for that purpose. The Investment Manager is owned 100% by the Sarofim Group, Inc. the majority of which is owned by Fayez Sarofim, a director of the Company. The Company has deposited $100 million into the managed account. Under the Investment Management Agreement, the Investment Manager is entitled to a fee, calculated and payable quarterly, based upon a graduated schedule with a maximum rate of 0.75% and a minimum rate of 0.20%. The average fee as of December 31, 2003 was approximately 0.29% per annum of the market value of the currently managed equity assets, and 0.20% per annum of the market value of fixed income assets. Currently no fixed income assets are being managed. The Investment Management Agreement does not have a specified term but is terminable by either party at any time on 30 days advance written notice. Argonaut Group paid Fayez Sarofim & Co. $436,452 for services provided in 2003.

HCC Transactions

      HCC Holdings, Inc. owns 704,874 shares of Common Stock which, when combined with the 2,453,310 shares of Preferred Stock it holds through its subsidiary companies, represents a 10.33% share of the capital stock of Argonaut Group on an as-if-converted basis and is therefore a related party to the Company.

      On March 31, 2003, the Company sold 2,453,310 shares of Series A Mandatory Convertible Preferred Stock ("the preferred shares") to HCC Insurance Holdings, Inc. ("HCC"). The preferred shares will pay a 7 percent dividend on a quarterly basis. The dividend is cumulative, and is payable when declared by the board of directors. As of December 31, 2003, dividends of $1.8 million were declared, with $0.6 million being accrued and payable as of December 31, 2003.

      On March 31, 2003, the Company borrowed $18.0 million from HCC. The note payable was due March 31, 2006, bore interest at 12% annually and was prepayable at the Company's option at anytime. The note contained certain covenants, one of which required repayment should the Company enter into other debt agreements or issue additional shares of Series A Mandatory Convertible Preferred Stock. On April 16, 2003, the Company repaid $6.0 million principal amount of the note, plus $32,000 of accrued interest in conjunction with the issuance and proceeds of additional preferred shares. On May 7, 2003, the Company received a waiver from HCC of the requirement to use proceeds from the Company's issuance of its Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033 to repay the note payable. In November 2003, HCC converted approximately $8.9 million of the outstanding note balance into 596,474 shares of Common Stock. In December 2003, the Company paid the outstanding principal balance of $3.2 million and accrued interest of $79,800 in full.

      On March 31, 2003, Colony Insurance Company entered into a quota share reinsurance agreement with HCC. As of December 31, 2003, the Company ceded approximately $41.3 million of gross written premiums, $17.1 million of earned premiums and $14.3 million of losses and loss adjustment expenses. The Company receives a ceding commission to offset its acquisition costs related to these premiums. As of December 31, 2003, the Company had earned a ceding commission of $3.0 million.

      Effective January 1, 2003, Argonaut Insurance Company entered into a quota share reinsurance program with HCC. Under the terms of the program, the Company will assume 3.33% of the losses under HCC's USA Directors and Officers Liability program and 5.0% of the losses under HCC's International Directors and Officers Liability program. As of December 31, 2003, gross written premiums recorded under this program totaled $12.6. The Company will pay to HCC ceding and other commissions to offset costs related to these premiums. For the year ended December 31, 2003, the Company expensed ceding and other commissions of $4.1 million. On February 5, 2004, the companies signed a slip which provided that Argonaut Insurance Company would assume 1.5% of the amount ceded to the treaties during 2004.

      On March 12, 2003, the Company entered into a reinsurance consulting agreement with Rattner Mackenzie (Bermuda) Ltd., a wholly owned subsidiary of HCC, pursuant to which Rattner Mackenzie provides reinsurance consulting advice to the Company's insurance subsidiaries for an annual fee of $250,000. The agreement expires on March 31, 2007.

                                PERFORMANCE GRAPH

      The graph below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock with the cumulative total return of companies in the Standard and Poor's 500 Index and the SNL Property Casualty Insurance Index. The graph assumed $100 invested on December 31, 1998 in common stock of the Company and in the companies on each of these indices.

      Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              [LINE GRAPH OMITTED]

                                                                           Period Ending
                                               -----------------------------------------------------------------------
                   Index                       12/31/98    12/31/99    12/31/00    12/31/01     12/31/02    12/31/03
----------------------------------------------------------------------------------------------------------------------
Argonaut Group, Inc.                             100.00       86.49      100.28      101.14         78.66       82.88
S&P 500                                          100.00      121.11      110.34       97.32         75.75       97.51
SNL Property & Casualty Insurance Index          100.00       74.35      106.63      106.40         99.80      123.48

----------

                                    FORM 10-K

      Enclosed with the mailing of this proxy statement, the Company is furnishing to each of its stockholders a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2003 which includes the

Company's Annual Report on Form 10-K for the year ended 2003. The Company's Annual Report on Form 10-K for the year ended 2003 is also available on the Company's website at www.argonautgroup.com.

                        STOCKHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

      In accordance with rules established by the Securities Exchange Commission, any stockholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the proxy statement and form of proxy for next year's annual meeting of stockholders must be received by Argonaut Group no later than December 10, 2004. Proposals should be submitted to Byron L. LeFlore, Jr., Secretary, Argonaut Group, Inc., 10101 Reunion Place, Suite 500, San Antonio, Texas 78216. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the Securities Exchange Commission and must be a proper subject for stockholder action under Delaware law; provided, however, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, stockholders must submit their proposals not more than ten (10) days after such date is first announced or disclosed. Any stockholder who submits a proposal must deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of Argonaut Group beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any Stockholder submitting a proposal which includes a recommendation to nominate one or more directors must include additional information. See "Corporate Governance--Process for Nominating Directors" for more information on the requirements relating to recommending a director candidate to serve on the Board..

      In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by Argonaut Group's Bylaws. Argonaut Group's Bylaws require that all stockholders who intend to make proposals at an annual meeting submit their proposals to the Secretary of Argonaut Group during the period 60 to 90 days before the date of the meeting.

                                  OTHER MATTERS

      The management of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than the election of directors and proposals 2 through 5 should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                                            By Order of the Board of Directors


                                            Byron L. LeFlore, Jr.
                                            Secretary
April 6, 2004

                                   APPENDIX A

                              ARGONAUT GROUP, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the "Committee") shall be to assist the Board of Directors of Argonaut Group, Inc. (the "Company") in its oversight of the integrity of the Company's accounting and financial reporting processes and the audits of the Company's financial statements and to carry out any independent audit committee functions required by statute. The Audit Committee also assists the Board of Directors in its oversight of the Company's compliance with legal and regulatory requirements and of the independence, qualifications and performance of the independent audit firm and of the Company's internal audit function.

COMPOSITION

The Audit Committee will consist of at least three members of the Board of Directors. The Board of Directors nominating committee will recommend committee members and the committee chair for appointment by the Board of Directors. Audit Committee members may be replaced in accordance with the Company's by-laws.

Each committee member will be independent and meet all Securities and Exchange Commission ("SEC") and National Association of Securities Dealers Automated Quotation ("NASDAQ") requirements for audit committee members. At least one member shall qualify and be designated as the "financial expert," as defined by applicable legislation and regulation.

MEETINGS

The Committee will meet at least four times a year, with authority to convene additional meetings, as appropriate. Committee members can attend meetings in person or via tele- or video-conference.

AUTHORITY

The Audit Committee has authority to conduct or authorize inquiries into any matters within its scope of responsibility. It is authorized to:

      o Appoint, compensate, and oversee the work of the independent audit firm employed by the Company to conduct the annual audit of the Company's consolidated financial statements. This firm will report directly to the Audit Committee. When appropriate, the Audit Committee is responsible for replacing the independent audit firm.

      o Resolve any disagreements between management and the independent audit firm regarding financial reporting. o Seek any information it requires from employees (all of whom are directed to cooperate with the Committee's requests) or external parties.

      o Meet with Company officers, independent audit firms, internal auditors, or outside counsel, as necessary.

      o Pre-approve all auditing and each permitted non-audit service (including the fees and terms thereof) performed by the Company's independent audit firm.

      o Delegate authority to subcommittees or an individual committee member, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

      o Retain independent counsel, accountants, or others to advise the Committee.

The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of i) compensation to the independent audit firm for the preparation and issuance of an audit report or performing other audit, review or attest services for the Company, ii) compensation to any advisers employed by the Audit Committee and iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

RESPONSIBILITIES

The Committee will carry out the following responsibilities: Financial
Statements

      o Review and discuss with management and the independent audit firm the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in the Company's Annual Report on Form 10-K ("Form 10-K").

      o Review and discuss with management and the independent audit firm the Company's quarterly financial statements, prior to the filing of its Quarterly Report on Form 10-Q ("Form 10-Q"), including the results of the independent audit firm's review of the quarterly financial statements.

      o Discuss with management and the independent audit firm significant financial reporting issues, estimates and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any significant issues as to the adequacy of the Company's internal controls and any special audit procedures applied in light of material control deficiencies.

      o Review and discuss quarterly reports from the independent audit firm on:

            o     All critical accounting policies and practices used;

            o All alternative treatments within generally accepted accounting principles for policies and procedures related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent audit firm; and

            o Other material written communications between the independent audit firm and management, such as any management letter or schedule of unadjusted differences.

      o Review with management and the independent audit firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit, including any significant difficulties encountered. This review will include any restrictions on the scope of the independent audit firm's activities or on access to requested information, and any significant disagreements with management.

      o Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or material weaknesses therein or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

Internal Control

      o Review with management, the independent audit firm and internal auditors the effectiveness of the Company's internal control system, including information technology security and control.

      o Understand the scope of internal audits and the independent audit firm's review of internal control over financial reporting, and review reports on significant findings and recommendations, together with management's responses.

Internal Audit

Review and approve the internal audit function with management and the chief audit executive including the authority, charter, organizational reporting lines, annual audit plan, budget and staffing.

      o Communicate with the chief audit executive privately and with management to determine there are no improper restrictions or limitations on the internal audit function. At least quarterly, meet separately with the chief audit executive to discuss any matters that the Committee or internal audit believes should be discussed privately. Approve the appointment, replacement, or dismissal of the chief audit executive. Review and approve the compensation of the chief audit executive acting in concert with the compensation committee.

      o Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors Standards for the Professional Practice of Internal Auditing.

Independent Audit Firm

      o Review the independent audit firm's proposed audit scope and approach, including coordination of audit effort with internal audit.

      o Review the performance of the independent audit firm, and exercise final approval on the appointment or discharge of the firm. At least quarterly, meet separately with the independent audit firm to discuss any matters that the Committee or auditors believe should be discussed privately.

      o     In performing this review, the Committee will:

            o At least annually, obtain and review a report by the independent audit firm describing:

                  o     the firm's internal quality-control procedures;

                  o any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                  o all relationships between the independent audit firm and the Company.

            o Take into account the opinions of management and internal audit.

            o Review and evaluate the lead partner of the independent audit firm.

            o Present its conclusions with respect to the independent audit firm to the Board of Directors.

      o Direct the rotation of the audit engagement personnel in accordance with applicable rules and regulations.

      o Set clear hiring policies for employees or former employees of the independent audit firm that comply with the requirements of the SEC and NASDAQ.

Compliance

      o Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

      o Review material issues raised in regulatory authorities' examinations.

      o Review the process for communicating the code of conduct to Company personnel and for monitoring compliance therewith.

      o Obtain updates on a quarterly basis from management and Company legal counsel regarding compliance matters, including the systems for monitoring compliance with laws and regulations and the results of management's investigations of any incidence of non-compliance.

      o Review and approve all related party transactions as defined by the rules and regulations of the SEC and NASDAQ.

Reporting Responsibilities

      o Report to the Board of Directors about committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent audit firm, and the performance of the internal audit function.

      o Prepare the report to be included in the Company's annual proxy statement describing the Committee's composition, responsibilities and how they were discharged, and any other legally required information, including approval of non-audit services.

Other Responsibilities

      o Inquire of management, the internal auditors, and the independent audit firm about significant risks or exposures to the Company and assess the steps management has taken to minimize such risks and exposures.

      o     Perform other activities as requested by the Board of Directors.

      o Review and assess the adequacy of the committee charter annually, requesting Board of Director's approval for proposed changes.

Adopted February 2, 2004

                                   APPENDIX B

                              ARGONAUT GROUP, INC.
                         COMPENSATION COMMITTEE CHARTER

Role

The compensation committee (the "Committee") of Argonaut Group, Inc. (the "Company") is established to discharge the responsibilities of the Board of Directors (the "Board" and, individually, each a "Director") relating to compensation of the Company's executive officers and directors, to produce an annual report on executive compensation for inclusion in the Company's proxy statement, and to oversee and advise the Board on the adoption of plans and policies that govern the Company's compensation programs.

Membership

The membership of the Committee shall consist of at least three independent Directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member's independence. The Board shall appoint the Committee's members and chairperson.

Operations

The Committee shall meet at least four times a year. Additional meetings may occur as the Committee or its chairperson deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each Committee meeting. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Committee may form and delegate authority to subcommittees composed of one or more of its members when appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice on Committee matters will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of such communications.

Responsibilities

The principal responsibilities and functions of the Committee are as follows:

      o Determine and set all forms of compensation for the Company's executive officers, directors and other key executives, except the grant of stock options and restricted shares to the extent the exercise of such authority would conflict with existing equity compensation plans approved by the Company's stockholders.

      o Reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term stockholder value.

      o Structure executive officer compensation levels to ensure that the Company is strategically and competitively positioned for the future by attracting, motivating, and retaining talented executive officers who improve the Company's competitiveness, expand its markets, pursue growth opportunities, and achieve other long-range business and operating objectives.

      o Review periodic reports from the Company's management on matters relating to the election or nomination of the Company's officers.

      o Produce an annual Report of the Compensation Committee on Executive Compensation for the Company's annual proxy statement in compliance with applicable Securities and Exchange Commission and relevant listing authority rules and regulations.

      o     Annually evaluate the Committee's performance and this Charter.

Adoption

The foregoing Charter was adopted by the Board to be effective as of the 1st day of August 2003.


                                            ------------------------------------
                                            Gary V. Woods, Chairman,
                                            Board of Directors

ATTEST:


---------------------------------
Byron L. LeFlore, Jr., Secretary
Board of Directors

                                   APPENDIX C

                              ARGONAUT GROUP, INC.
                          NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee of the Argonaut Group, Inc. Board of Directors (the "Committee") is responsible for identifying, screening, recruiting, and recommending to the Board of Directors (the "Board") director candidates both
(i) to fill new or vacant positions on the Board on an interim basis as they become available; and (ii) to be nominated at the annual meeting of stockholders. In addition, the Committee is responsible for making recommendations to the Board on director appointments to committees and on the appointment of committee chairs for said committees.

Composition The Committee will consist of at least three members of the Board of Directors and shall be appointed by the Board on the basis of recommendations by the Committee. Committee members may be replaced in accordance with the Company's By-laws.

Each committee member shall qualify as an independent director under the listing standards of the NASDAQ and other applicable rules and regulations.

Meetings and Procedures

1. The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its responsibilities. Committee members can attend meetings in person or via tele- or video-conference.

2. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

3.    A majority of the members of the Committee shall constitute a quorum.

4. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

Authority

The Committee has authority to retain or terminate a third party to assist in identifying and evaluating potential nominees at the Company's expense.

Responsibilities

The Committee will carry out the following responsibilities:

1. Recommend director candidates as required to provide an appropriate balance of knowledge, experience and capability on the Board using the following guidelines:


      a. The Committee will determine what types of backgrounds are needed to strengthen and balance the Board and will nominate candidates to fill vacancies accordingly.

      b. The Committee will review candidates including those recommended by the Chief Executive Officer, other members of the Board, and recommendations made by stockholders according to the Stockholder Recommendation Procedure described below. The Committee shall consider, where appropriate, the independence of each candidate and shall review nominations made by stockholders in the same manner that it reviews other candidates..

      c. The Committee will take into several factors including, but not limited to:

            i.    Integrity, honesty and accountability;

            ii.   Successful leadership experience and strong business acumen;

            iii.  Forward-looking, strategic focus;

            iv.   Collegiality;

            v.    Independence and absence of conflicts of interests; and

            vi. Ability to devote necessary time to meet director responsibilities.

      d. The Committee will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, the affairs and business of the Company.

2. Recommend to the Board those directors to be selected for membership on the various Board committees. Consideration will be given to:

      a. The qualifications for membership on each committee, particularly the Audit Committee which has a specific requirement for a Financial Expert;

      b. The extent to which there should be a policy of periodic rotation of directors among the committees; and

      c. Any limitations on the number of consecutive years a director should serve on any one Board committee.

3. Recommend to the Board that individual directors be designated as chairs of the various committees.

Stockholder Recommendation Procedure

A stockholder may recommend a director using the following procedure:

1.    A notice should be sent to:

                          Byron L. LeFlore, Jr., Secretary
                         Argonaut Group, Inc.
                         10101 Reunion Place, Suite 500
                         San Antonio, Texas 78216.

2.    The notice must include:

      a. The name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

      b. A representation that the nominating stockholder is a stockholder of record of the company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      c. A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

      d. Such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and

      e. The consent of each nominee to serve as a director of the Company if so elected.

The presiding officer of the annual meeting of stockholders may refuse to acknowledge the nomination of a director by a stockholder not made in compliance with the foregoing procedure.

                                   APPENDIX D

                              ARGONAUT GROUP, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN

I.    PURPOSE OF THE PLAN

      This 2004 Employee Stock Purchase Plan is intended to promote the interests of Argonaut Group, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

      Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.   ADMINISTRATION OF THE PLAN

      The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.  STOCK SUBJECT TO PLAN

      A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 500,000 shares.

      B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2005, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 200,000 shares.

      C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date,
            (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section III.B of this Article One and
            (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.   OFFERING PERIODS

      A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as
            (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.


                                       1-

      B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at quarterly intervals on the first business day of February, May, August and November each year over the term of the Plan. However, the initial offering under the Plan shall commence on the first business day in June 2004.

      C. Each offering period shall consist of a series of one or more successive Purchase Intervals. Purchase Intervals shall begin on the first business day in February, May, August and November each year, and shall end on the last business day of April, July, October and January, respectively. However, the first Purchase Interval in effect under the Plan shall begin on June 1, 2004 and end on July 31, 2004.

V.    ELIGIBILITY

      A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or, if such offering period has more than one Purchase Interval, on any Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

      B. An individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she in an Eligible Employee. However, if the offering period is to have only one Purchase Interval and the individual is not an Eligible Employee on the start date of that offering period, then such individual must wait until the start date of the first offering period thereafter on which he or she is an Eligible Employee in order to enter the Plan.

      C. An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period. The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

      D. The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.

VI.   PAYROLL DEDUCTIONS

      A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

            i. The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

            ii. The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

      B. Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

      C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

      D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.  PURCHASE RIGHTS

      A. Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in one or more installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

      B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

      C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

      D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 1,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 100,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

      E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

      F. Suspension of Payroll Deductions. If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant's purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

      G. Withdrawal from Offering Period. The following provisions shall govern the Participant's withdrawal from an offering period:

            i. A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

            ii. The Participant's withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

      H. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

            i. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

            ii. However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service
                  (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

      I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

            The Corporation shall use its best efforts to provide at least ten
            (10) days' prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

      J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

      K. ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. The following policies and procedures shall be in place for the shares deposited into the Participant's ESPP Broker Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition of the shares under the federal tax laws the shares must be held in the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the start date of the Purchase Period in which the shares were purchased and (ii) the end of the one (1)- year measured from the actual purchase date of those shares.

                  Shares purchased under the Plan shall not be transferable (either electronically or in certificate form) from the ESPP Broker Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

                  The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

                  The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

      L. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

      L. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

      A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

      B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

            i. The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

            ii. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

      C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

      D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.   EFFECTIVE DATE AND TERM OF THE PLAN

      A. The Plan was adopted by the Board on February 2, 2004, and shall become effective on June 1, 2004, provided (i) the Plan shall have been approved by the stockholders of the Corporation at the 2004 Annual Meeting and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. The Plan shall be deemed approved by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the voting shares of the Corporation represented and entitled to vote at a duly held meeting at which a quorum is present.

      B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in May 2014, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or
            (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.    AMENDMENT OF THE PLAN

      A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, should the financial accounting rules applicable to the Plan on the June 1, 2004 effective date be subsequently revised so as to require the Corporation to recognize compensation cost in connection with the shares of Common Stock offered for purchase under the Plan.

      B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or
            (iii) modify the eligibility requirements for participation in the Plan.

XI.   GENERAL PROVISIONS

      A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

      B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

      C. The provisions of the Plan shall be governed by the laws of the State of Texas without resort to that State's conflict-of-laws rules.

                                   Schedule A

Corporations Participating in Employee Stock Purchase Plan

Argonaut Group, Inc.
Argonaut Management Services, Inc.
Argonaut Insurance Company
Argonaut Great Central Insurance Company
Trident Insurances Services, LLC
Colony Management Services, Inc.
Rockwood Casualty Insurance Company

                       Appendix to the Stock Purchase Plan

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code
      Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant's period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).

B.    Board shall mean the Corporation's Board of Directors.

C. Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

      i. a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

      ii. a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

      iii. the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Common Stock shall mean the Corporation's common stock.

F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G. Corporation shall mean Argonaut Group, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Argonaut Group, Inc. that shall by appropriate action adopt the Plan.

H. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five
      (5) months per calendar year for earnings considered wages under Code
      Section 3401 (a).

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

      i. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      ii. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

J.    1933 Act shall mean the Securities Act of 1933, as amended.

K. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

L. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

M. Plan shall mean the Corporation's 2004 Employee Stock Purchase Plan, as set forth in this document.

      i. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

      ii. Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be July 31, 2004.

      iii. Purchase Interval shall mean each three (3)-month period coincident with (or otherwise occurring within) a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

      iv. Quarterly Entry Date shall mean, for each offering period with more than one Purchase Interval, the first day of each Purchase Interval within that offering period.

      v. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                                   APPENDIX E

                              ARGONAUT GROUP, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                   (as amended and restated on March 26, 2004)

1.    Purpose.

      The purpose of this amended and restated Stock Incentive Plan (the "Plan") of Argonaut Group, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected executive and other key employees of the Company or its subsidiaries and such other persons as the Board of Directors of the Company, or Committee thereof constituted for the purpose, may from time to time determine. This Plan amends and restates in its entirety the Company's Amended and Restated Stock Option Plan (as amended and restated effective March 16, 1999, as further amended effective April 25, 2000, and as further amended and restated on February 4, 2002).

      The Plan provides a means whereby (a) such employees or other persons may purchase shares of the Common Stock of the Company pursuant to "non-incentive" or "non-qualified" stock options; (b) such employees may purchase shares of the Common Stock of the Company pursuant to options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code"); (c) such employees who are also officers of the Company or its subsidiaries may receive shares of the Common Stock of the Company, or cash in lieu thereof, pursuant to stock appreciation rights granted in tandem with such options; and (d) such employees or other persons may receive awards of Common Stock of the Company pursuant to restricted stock grants. Awards of stock options as described in clauses (a) and (b) above and restricted stock awards as described in clause (d) above are sometimes collectively referred to in this Plan as "Stock Awards."

2.    Administration.

      The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a Committee consisting of two or more persons, all of whom are "Non-Employee Directors" and "Outside Directors", to whom administration of the Plan has been duly delegated (the "Committee"). For these purposes, a "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 adopted pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), and an "Outside Director" shall have the meaning set forth in Section 162(m) of the Code. Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

      Subject to the provisions of the Plan, the Board of Directors or Committee shall have authority (a) to construe and interpret the Plan, (b) to define the terms used therein, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, (d) to determine the individuals to whom and the time or times at which Stock Awards shall be granted, whether Stock Awards consisting of stock options will be incentive stock options or non-qualified stock options, whether to include a stock appreciation right with an option and the terms of such rights, the number of shares to be subject to each Stock Award, the purchase price (if any) for Stock Awards consisting of restricted stock, the exercise price for Stock Awards consisting of stock options, the service, performance and/or vesting requirements applicable to Stock Awards, the number of installments, if any, in which Stock Awards consisting of stock options may be exercised, and the duration of each Stock Award consisting of stock options,
(e) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

3.    Shares Subject to the Plan.

      Subject to adjustment as provided in paragraph 16 hereof, the shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which


                                       1-
may be issued under the Plan (including pursuant to any options granted pursuant to the Company's 1986 Stock Option Plan prior to its amendment and restatement) shall not exceed Six Million Two Hundred and Fifty Thousand (6,250,000) of such shares; provided, that Stock Awards consisting of restricted stock grants shall not constitute more than One Million, Two Hundred and Fifty Thousand (1,250,000) shares of such aggregate share amount; and provided, further, that no optionee may receive Stock Awards, during any fiscal year of the Company or portion thereof, of stock options that, in the aggregate, cover more than Three Hundred Thousand (300,000) shares, except that in connection with his or her initial service, an optionee may be granted Stock Awards covering up to an additional Three Hundred Thousand (300,000) shares. If any option granted under the Plan (including any options granted pursuant to the Company's Amended and Restated Stock Option Plan prior to its amendment and restatement) shall expire or terminate for any reason (other than surrender at the time of exercise of a related stock appreciation right provided for in paragraph 8 hereof), without having been exercised in full, or if any shares subject to a restricted stock grant under the Plan are not earned and are thereby forfeited to the Company, such unpurchased or unearned shares shall again be available for Stock Awards to be granted under the Plan.

4.    Eligibility and Participation.

      All executive and other key employees of the Company or of any subsidiary corporation (as defined in Section 424(f) of the Code) shall be eligible for selection to fully participate in the Plan, except that only such employees who are also officers of the Company or a subsidiary of the Company shall be eligible to receive stock appreciation rights. Directors of the Company who are not regular employees of the Company are not eligible to participate in the Plan. Other non-employees may participate in the Plan with respect to non-qualified stock options and/or restricted stock awards, but only selected executives and other key employees of the Company or a subsidiary may receive incentive stock options under the Plan. An individual who as been granted a Stock Award may, if such individual is otherwise eligible, be granted an additional Stock Award or Stock Awards (pursuant to the Plan or any other plan or plans of the Company) if the Board of Directors or Committee shall so determine, subject to the other provisions of the Plan. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, owns shares of the Company's outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its affiliates if applicable), unless the exercise price of such option is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

      All Stock Awards granted under the Plan shall be granted within ten years from March 26, 2004.

5.    Duration of Options.

      Each option and all rights associated therewith shall expire on such date as the Board of Directors or Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that in the case of incentive stock options, each incentive stock option and all rights associated therewith shall expire in any event within ten (10) years of the date on which such incentive stock option is granted and provided that in the case of non-qualified stock options, each non-qualified stock option and all rights associated therewith for grants made after the effective date of the Plan as amended on March 26, 2004 shall expire within seven (7) years of the date on which such non-qualified stock option is granted.

6.    Purchase Price.

      The purchase price (if any) applicable to restricted stock awards shall be determined by the Board of Directors or the Committee. The exercise price for the stock covered by each option shall be determined by the Board of Directors or the Committee, but in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted and, in the case of non-qualified stock options, shall not be less than on hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted.

      Other than in connection with a change in the Company's capitalization (as described in paragraph 16 of the Plan), the exercise price of a Stock Award may not be reduced without stockholder approval.

      The exercise price of shares upon exercise of an option shall be paid in full at the time of exercise: (a) in cash or by certified, cashier's or personal check payable to the order of the Company or (b) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder, or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 10 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

7.    Exercise of Options.

      The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company which may become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, however, that if the Code or the regulations thereunder shall permit a greater amount of incentive stock options to vest in any calendar year, then such higher limit shall be applicable, subject to the provisions of the specific option agreement. Subject to the foregoing, each option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or Committee shall determine; provided that, unless otherwise determined by the Board of Directors or Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. Any option may be exercised for a fraction of a share and no partial exercise of any option may be for less than One Hundred (100) shares.

8.    Stock Appreciation Rights.

      If deemed appropriate by the Board of Directors or the Committee, any stock option granted to an officer of the Company or a subsidiary of the Company may be coupled with a stock appreciation right at the time of the grant of the option, or, the Board of Directors or Committee may grant a stock appreciation right to any such officer at any time after granting an option to such officer prior to the end of the term of such associated option. Such stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Board of Directors or Committee shall impose, provided that:

            a) A stock appreciation right shall be exercisable to the extent, and only to the extent, the associated option is exercisable and shall be exercisable only for such period as the Board of Directors or Committee may determine (which period may expire prior to the expiration date of the option);

            b) A stock appreciation right shall entitle the option holder to surrender to the Company unexercised the option to which it is related, or any portion thereof, and to receive from the Company in exchange therefore that number of shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the fair market value of one share (determined as thereinafter provided) over the option price per share specified in such option multiplied by the number of shares subject to the option, or portion thereof, which is so surrendered; and

            c) The Board of Directors or Committee may elect to settle, or the stock appreciation right may permit the optionee to elect to receive (subject to approval by the Board of Directors or Committee), any part or all of the Company's obligation arising out of the exercise of a stock appreciation right by the payment of cash equal to the aggregate fair market value of that part or all of the shares it would otherwise be obligated to deliver, provided that in no event shall cash be payable upon exercise of a stock appreciation right unless the transaction is exempt from the operation of Section 16(b) of the Exchange Act.

9.    Fair Market Value of Common Stock.

      The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the Stock Award or stock appreciation right is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

10.   Withholding Tax.

      Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option,
(ii) the exercise of "non-incentive" or "non-qualified" options, (iii) the exercise of a stock appreciation right, or (iv) the grant date or date on which shares subject to a restricted stock award vest or otherwise cease to be subject to a substantial risk of forfeiture, the Company shall have the right to: (a) require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares,
(b) require such employee to deliver shares of Common Stock of the Company already owned by, and in the possession of the option holder, valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date) sufficient to satisfy the amount of any taxes which the Company may be required to withhold with respect to an option exercise; or (c) deduct from all amounts paid in cash with respect to the exercise of a stock appreciation right the amount of any taxes which the Company may be required to withhold with respect to such exercise.

11.   Nontransferability.

      A Stock Award (and any accompanying appreciation right) granted under the Plan shall, by its terms, be non-transferable by the holder (in the case of Stock Awards consisting of restricted stock grants, until such shares are vested and earned), either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and, in the case of Stock Awards consisting of stock options, shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option (or accompanying stock appreciation right), the option holder, or the option holder's permitted successors in interest, may exercise the option (or accompanying stock appreciation right) on behalf of the spouse of the option holder or such spouse's successors in interest.

12.   Certain Securities Laws Matters.

      At the discretion of the Board of Directors or Committee, any Stock Award may provide that the recipient, by accepting such Stock Award, represents and agrees, for the recipient and the recipient's permitted transferees (by will or the laws of descent and distribution), that none of the shares acquired pursuant to a Stock Award or any accompanying stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the recipient of such Stock Award or any person entitled to exercise any Stock Award consisting of stock options shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

13.   Termination of Employment.

      If a holder of an option granted under this Plan who is employed by the Company or one of its subsidiaries ceased to be so employed for any reason other than the option holder's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the option holder's option (and any accompanying stock appreciation right) shall immediately become void and of no further force or effect; provided, however, that if such cessation of employment shall be due to option holder's voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, expressed in the form of a written resolution, or to option holder's retirement under the provisions of any pension or retirement plan of the Company or of such subsidiary then in effect, then, such option shall be exercisable for a period of three (3) months after the date option holder ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Board of Directors or Committee shall not be deemed a termination of employment for the purposes of this paragraph 14, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof.

14.   Death or Permanent Disability.

      If the holder of an incentive stock option dies or becomes permanently and totally disabled as defined in paragraph 14 while option holder is employed by the Company or one of its subsidiaries, option holder's option (and any accompanying stock appreciation right) shall expire one (1) year after the date of such death or permanent and total disability unless by its terms it sooner expires. During such period after death, such option (and any accompanying stock appreciation right) may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by option holder's will or by the laws of descent and distribution. The death or disability of a holder of a non-qualified stock option, or of a recipient of a restricted stock award, will have the effect specified in the individual option or restricted stock agreement as determined by the Board of Directors or the Committee.

15.   Privileges of Stock Ownership.

      No person entitled to exercise any option or stock appreciation right or to receive a restricted stock award granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option or stock appreciation right or in respect of such restricted stock award until certificates representing such shares shall have been issued and delivered. In the case of Stock Awards consisting of restricted stock grants, the Company shall be entitled to defer the issuance and delivery of such certificates until the shares subject to such restricted stock grants have vested and been earned. Shares subject to Stock Awards shall not be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

16.   Adjustments.

      If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options and outstanding restricted stock awards or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the case of outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the options but with a corresponding adjustment in the price for each shares or other unit of any security covered by the options.

      Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options and stock appreciation rights theretofore granted and all restricted stock awards not theretofore earned (by time vesting, performance or otherwise, as specified in the individual restricted stock agreement governing the award, as determined by the Board of Directors or the Committee) shall terminate.

      Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options and any accompanying stock appreciation rights theretofore granted to become immediately exercisable, notwithstanding the provisions of paragraph 7, and/or for the restricted awards to become immediately vested and earned; (ii) for the assumption by the successor corporation of the Stock Awards and stock appreciation rights theretofore granted or the substitution by such corporation for such Stock Awards and rights of new options, rights and restricted stock awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Stock Awards and any accompanying stock appreciation rights theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Stock Awards and rights.

      Adjustments under this paragraph 16 shall be made by the Board of Directors or Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

      At the discretion of the Board of Directors or the Committee, any Stock Award may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Board of Directors or Committee in the agreement evidencing the Stock Award) of the Company, any outstanding Stock Awards and accompanying stock appreciation rights not theretofore exercisable or vested and earned shall immediately become exercisable or vested and earned in their entirety, notwithstanding any of the other provisions of the Stock Award.

17.   Amendment and Termination of Plan.

      The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be issued pursuant to Stock Awards granted under the Plan, except as permitted under the provisions of paragraph 16, change the minimum purchase price of incentive stock options set forth in paragraph 6, reduce the exercise price of a Stock Award as set forth in paragraph 6, increase the maximum term of incentive stock options provided for in paragraph 5, or permit the granting of Stock Awards or stock appreciation rights to anyone other than as provided in paragraph 4.

      At any time that the federal tax law is changed or amended with respect to incentive stock options, this Plan shall be deemed automatically amended to provide to the holders of incentive stock options the full benefit of the law, as amended, without any action being taken by the Board, the Committee or the stockholders of the Company. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific actions of the Board of Directors or the Committee and the consent of the Stock Award recipient, in any way modify, amend, alter or impair any rights or obligations under any Stock Awards or accompanying stock appreciation right theretofore granted under the Plan.

18.   Effective Date of Plan.

      Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company as hereinafter provided within twelve months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any Stock Awards granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the Stock Awards so granted: (1) shall not, in the case of Stock Awards consisting of stock options, be exercisable prior to such approval, and (2) shall become null and void if such stockholder approval is not obtained.

      No Stock Awards or stock appreciation rights may be granted under the Plan unless and until (i) the Stock Awards, rights and underlying shares have been qualified with any state securities authorities, as applicable, or (ii) the Company has been advised by counsel that such Stock Awards, rights and shares are exempt from such qualification.

                                   APPENDIX F

                              ARGONAUT GROUP, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (as amended 3/26/2004)

1. Purpose.

The purpose of this Non-Employee Director Stock Option Plan (the "Plan") of Argonaut Group, Inc., a Delaware corporation (the "Company"), is to attract and retain qualified and competent persons to serve as members of the Board of Directors of the Company (the "Board of Directors") by providing a means whereby such persons may acquire stock ownership in the Company. The Plan will provide a means whereby such directors may purchase shares of the Common Stock of the Company pursuant to options which are not "incentive stock options" under
Section 422 of the Internal Revenue Code, as amended (the "Code").

2. Administration.

The Plan shall be administered by the Board of Directors or by a Committee selected by the Board of Directors consisting of two or more persons, to whom administration of the Plan has been duly delegated (the "Committee"). Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

Subject to the provisions of the Plan, the Board of Directors or Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

The Board of Directors and the Committee shall have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each option granted hereunder, or the purchase price for shares subject to option grants hereunder. The Board of Directors and the Committee shall have no authority (absent stockholder approval) to materially increase benefits under the Plan.

3. Shares Subject to the Plan.

Subject to adjustment as provided in paragraph 15 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 250,000 of such shares. If any option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

4. Eligibility and Participation.

Only Directors of the Company who are not regular employees of the Company ("Non-Employee Directors") are eligible to participate in the Plan.

5. Schedule of Option Grants.

Subject to paragraph 15, grants under the Plan shall be made in accordance with the following schedule:

      (a) Initial Grants. Each Non-Employee Director who is serving on the date on which the stockholders of this Company approve this Plan shall receive an option to purchase 5,000 shares of Common Stock on such date.

      (b) Annual Grants. Immediately after each annual meeting of stockholders of the Company (beginning with the Company's 2004 annual meeting), each Non-Employee Director who is in office at such time shall be granted an option to purchase 5,000 shares of Common Stock.

      (c) Grants to New Non-Employee Directors. Upon the appointment or election to the Board of Directors of a Non-Employee Director who was not previously a member of the Board of Directors, such Non-Employee Director shall be granted an option to purchase 5,000 shares of Common Stock on the date of appointment or election; provided, however, a Non-Employee Director who is first made a member of the Board of Directors in connection with the vote of stockholders of the Company at its annual meeting shall not be entitled to receive the grant described in this subparagraph (c).

6. Duration of Options.

Each option and all rights associated therewith shall expire seven (7) years after the date on which such option is granted, and shall be subject to earlier termination as provided herein.

7. Purchase Price.

The purchase price of the stock covered by each option shall be equal to one hundred percent (100%) of the fair market value of such stock on the date the option is granted as determined in paragraph 9. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified, cashier's or personal check payable to the order of the Company or (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder (subject to any required holding period imposed by the Board of Directors or the Committee), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

8. Exercise of Options.

Subject to the other provisions of this Plan, the option granted under this Plan shall become vested in one of two ways: (1) one year after the date of grant if granted at other than the annual meeting or, (2) one day prior to the next scheduled annual meeting if granted at the previous annual meeting; provided, however, upon the occurrence of a Change of Control (as defined below), each option shall become immediately vested and exercisable. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

For purposes of this Plan, "Change of Control" shall mean the occurrence of any of the following:

      a) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

      b) The individuals who, as of the date that this Plan is approved by the stockholders of the Company, are members of the Board of Directors (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy

            Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

      c) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph
            (c) (a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (a) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (c) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (c).

9. Fair Market Value of Common Stock.

The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

10. Withholding Tax.

Upon the exercise of options, the Company shall have the right to require the participant to pay the Company the amount of any taxes which the Company may be required to withhold (if any) with respect to such shares.

11. Nontransferability.

An option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

12. Holding of Stock After Exercise of Option.

At the discretion of the Board of Directors or Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

13. Termination of Status as Non-Employee Director.

If an option holder ceases to be a Non-Employee Director for any reason any unvested options held by such option holder shall immediately become void and of no further force or effect. Any options which are vested as of the date of cessation ("Termination Date") shall be exercisable for a period of three (3) months after the Termination Date to the extent exercisable on the Termination Date and shall thereafter expire and be void and of no further force or effect; provided, however, where such cessation occurs as a result of the option holder's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the vested portion of the option shall be exercisable for one year following the Termination Date; provided, further, in no event shall any options be exercisable after the scheduled expiration date of such options.

14. Privileges of Stock Ownership.

No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15. Adjustments.

If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan pursuant to paragraph 3 and the numbers of options to be granted pursuant to paragraph 5. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each shares or other unit of any security covered by the option.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options theretofore granted hereunder shall terminate.

Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of paragraph 8; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

Adjustments under this paragraph 15 shall be made by the Board of Directors or Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

16. Amendment and Termination of Plan.

The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless permitted under the provisions of paragraph 15 or unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan pursuant to paragraph 3, (ii) permit the granting of options to anyone other than as provided in paragraph 4, (iii) increase the number of options to be granted pursuant to paragraph 5, (iv) increase the maximum term of stock options provided for in paragraph 6, or (v) change the purchase price of stock options set forth in paragraph 7.

17. Effective Date of Plan.

Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present.